Exhibit 1.1

9,000,000 American Depositary Shares

representing 18,000,000 Shares of no par value

ReneSola Ltd

UNDERWRITING AGREEMENT

, 2008

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

As Representatives of the Several Underwriters

Ladies and Gentleman:

ReneSola Ltd, a company incorporated in the British Virgin Islands limited by shares (“Company”), proposes to issue and sell to the several Underwriters named in Schedule A hereto (“Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 8,149,437 American Depositary Shares (“ADSs”), each representing two of the Company’s shares of no par value (“Shares”), and the shareholders listed in Schedule B hereto (“Selling Shareholders”) propose severally to sell to the Underwriters an aggregate of 850,563 ADSs (together with the ADSs being sold by the Company, “Firm ADSs”). The respective amounts of the Firm ADSs to be so purchased by the several Underwriters are set forth opposite their names in Schedule A hereto, and the respective amounts of Firm ADSs and Option ADSs (as defined below) to be sold by the Selling Shareholders are set forth opposite to the names in Schedule B hereto. The Company and the Selling Shareholders propose to sell at the Underwriter’s Option an aggregate of up to 1,350,000 additional ADSs (“Option ADSs”) as set forth below.

As the Representatives, you have advised the Company and the Selling Shareholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm ADSs set forth opposite their respective names in Schedule A, plus their pro rata portion of the Option ADSs if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm ADSs and the Option ADSs (to the extent the aforementioned option is exercised) are herein collectively called the “Offered ADSs.” The Shares represented by the Firm ADSs are hereinafter called the “Firm Shares,” the Shares represented by the Option ADSs are hereinafter called the “Option Shares” and the Firm Shares and Option Shares are hereinafter collectively called the “Offered Shares.” Unless the context otherwise requires, each reference to the Firm ADSs, the Option ADSs or the Offered ADSs herein also includes the Shares represented by such ADSs.

The ADSs purchased by the Underwriters will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a Deposit Agreement dated January 28 2008 (the “Deposit Agreement”), among the Company, The Bank of New York, as depositary (the “Depositary”), and all holders and owners from time to time of the ADSs.

In consideration of the mutual agreements contained herein and the interest of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. Representations and Warranties of the Company and the Selling Shareholders.

(a) The Company represents and warrants to, and agrees with, each of the several Underwriters that:

(i) The Company has filed with the Commission a registration statement on Form F-1 (File No. 333-151315) covering the registration of the Offered Shares under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Shares. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.”

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered ADSs all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information,” with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information,” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means     pm (New York time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 2 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered ADSs and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered ADSs in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement”

without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii) (A) (x) At their respective Effective Times, (y) on the date of this Agreement and (z) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act, and (B) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7 (c) hereof.

(iii) A registration statement on Form F-6 (File No. 333-148559) in respect of the Offered ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s best knowledge after due inquiry, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS

Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) A registration statement on Form 8-A (File No. 001-33911) in respect of the registration of the Offered Shares and the Offered ADSs under the Exchange Act, has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s best knowledge after due inquiry, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the Rules and Regulations, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(v) (A) At the time of the initial filing of the Initial Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered ADSs, all as described in Rule 405.

(vi) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus, dated , 2008 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7 (c) hereof.

(vii) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered ADSs or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (A) the Company has promptly notified or will promptly notify the Representatives and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(viii) The Company has been duly incorporated and is a validly existing company limited by shares in good standing under the laws of the British Virgin Islands, with power and authority (corporate and other) to own its properties and conduct its business in a manner presently conducted and as described in the Registration Statement, General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(ix) Each of the subsidiaries and the affiliated entity of the Company, as listed in Annex A hereto (the “Subsidiaries and the Affiliated Entity”), has been duly incorporated and is existing and in good standing (as applicable) under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and each of the Subsidiaries and the Affiliated Entity is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except such defaults that would not, individually or in the aggregate, (i) result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Subsidiaries and the Affiliated Entity taken as a whole, or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”); all of the issued and outstanding capital stock of each of the Subsidiaries and the Affiliated Entity has been duly authorized and validly issued and is fully paid and nonassessable; the capital stock of each Subsidiary and the Affiliated Entity owned by the Company, to the extent shown in Annex A hereto, directly or through subsidiaries, is owned free from liens, encumbrances and defects; and none of the capital stock of or equity interest in any Subsidiary and the Affiliated Entity was issued in violation of pre-emptive or similar rights of any security holder of such Subsidiary or the Affiliated Entity. The memorandum and article of association or other constitutive or organizational documents of each of the Company, the Subsidiaries and the Affiliated Entity comply with the requirement of applicable law in its respective jurisdiction of incorporation and are in full force and effect.

(x) The Offered Shares represented by the Offered ADSs and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Offered ADSs have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered ADSs, including the Offered Shares represented thereby, will have been, validly issued, fully paid and nonassessable, will conform to the information in the Registration Statement and the General Disclosure Package and to the description of such Offered ADSs and the Offered Shares contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Shares; none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder; neither the filing of the Registration Statement or the ADS Registration Statement, nor the offering or sale of the Offered ADSs and the Offered Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Shares. The form of certificates for the Shares conforms to the corporate law of the British Virgin Islands and to any requirements of memorandum and article of association or other constitutive or organizational documents of the Company. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Final Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (A) issued any securities; or (B) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(xi) The Deposit Agreement has been duly authorized, executed and delivered by the Company and, when duly and validly authorized, executed and delivered by the Depositary, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights; upon due issuance by the Depositary of ADRs evidencing the Offered ADSs against the deposit of the Offered Shares in respect thereof in accordance with the Deposit Agreement, such ADRs will be duly and validly issued and the holders thereof will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package as of the Applicable Time and the Final Prospectus.

(xii) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xiii) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or the ADS Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(xiv) The Offered ADSs have been approved for listing on The New York Stock Exchange, subject to notice of issuance. All of the Company’s Shares issued and outstanding have been duly admitted for trading on the Alternative Investment Market of the London Stock Exchange (“AIM”). Applications have been made by the Company to admit the Offered Shares represented by the Offered ADSs for trading on AIM.

(xv) No consent, approval, authorization, or order of, clearance by, or filing or registration with, any person (including any governmental agency or body or any court or any stock exchange) is required to be obtained or made by the Company for the consummation of the transactions contemplated by the Deposit Agreement or this Agreement in connection with the issuance and sale of the Offered ADSs by the Company, including the deposit of any Offered Shares represented by the Offered ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs and the listing of the ADSs on the New York Stock Exchange, except such as have been obtained or made and are in full force and effect and such as may be required under applicable state securities laws.

(xvi) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, each of the Company, the Subsidiaries and the Affiliated Entity has good and marketable title to all real properties and all other properties and assets owned by them, in each case free from and clear of all liens, charge, encumbrances, defects, claims, options or restrictions that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and the Company, the Subsidiaries and the Affiliated Entity hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xvii) The execution, delivery and performance of the Deposit Agreement and this Agreement, the consummation of the transactions contemplated herein the fulfillment of the terms thereof and hereof, and the issuance and sale of the Offered ADSs, including the deposit of any Offered Shares represented by the ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs and the listing of the ADSs on the New York Stock Exchange, do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries and the Affiliated Entity, pursuant to, the charter or by-laws of the Company or any of the Subsidiaries or the Affiliated Entity, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or the Affiliated Entity or any of their properties, or any agreement or instrument to which the Company or any of the Subsidiaries or the Affiliated Entity is a party or by which the Company or any of the Subsidiaries or the Affiliated Entity is bound or to which any of the properties of the Company or any of the Subsidiaries or the Affiliated Entity is subject; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries or the Affiliated Entity.

(xviii) Neither the Company nor any of the Subsidiaries nor the Affiliated Entity is (or with the giving of notice or lapse of time would be in default) (A) in violation of its respective charter, by-laws or other organizational documents or (B) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Company, any of the Subsidiaries or the Affiliated Entity of any court, stock exchange or any government, regulatory body, administrative agency or other governmental body having jurisdiction, or (C) in default under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, and solely with respect to sub-clauses (B) and (C), except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xix) This Agreement has been duly authorized, executed and delivered by the Company.

(xx) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and the Significant Subsidiaries (as defined below) possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (the “Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Final Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any License that, if determined adversely to the Company, any of the Subsidiaries or the Affiliated Entity, would individually or in the aggregate have a Material Adverse Effect. “Significant Subsidiaries” means all Subsidiaries except Sichuan Silicon Material Co., Ltd.

(xxi) No labor dispute with the employees of the Company or any of the Subsidiaries or the Affiliated Entity exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(xxii) The Company and the Significant Subsidiaries own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Significant Subsidiaries; (ii) there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, the

Significant Subsidiaries or third parties of any of the Intellectual Property Rights of the Company or the Significant Subsidiaries; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any Significant Subsidiary’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any Significant Subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) to the best knowledge of the Company, none of the Intellectual Property Rights used by the Company or the Significant Subsidiaries in their businesses has been obtained or is being used by the Company or the Significant Subsidiaries in violation of any contractual obligation binding on the Company or any of the Significant Subsidiaries in violation of the rights of any persons.

(xxiii) Neither the Company nor any of the Subsidiaries nor the Affiliated Entity is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxiv) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the PRC or the British Virgin Islands or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance of the Offered Shares, (B) the deposit by the Company of the Offered Shares with the Depositary, the issuance of the ADRs evidencing the Offered ADSs and the delivery of the Offered ADSs to or for the account of the Underwriters, (C) the sale and delivery of the Offered ADSs by the Underwriters to the initial purchasers as part of the Underwriters’ distribution of the Offered ADSs as contemplated hereunder; or (D) the execution and delivery of this Agreement or the Deposit Agreement.

(xxv) Each of the Company, the Subsidiaries and the Affiliated Entity has filed on a timely basis all required tax returns, reports and filings or have been granted extensions thereof. Such returns, reports or filings are not the subject of any disputes with revenue or other authorities other than these disputes which if determined adversely to the Company the Subsidiary or the Affiliated Entity, would not have a Material Adverse Effect. The Company, each of the Subsidiaries and the Affiliated Entity, has paid all taxes (including any assessments, fines or penalties) required to be paid by them and has no knowledge of any tax deficiency which might be assessed against, except as would not have a Material Adverse Effect.

(xxvi) The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Description of Share Capital” and “Description of American Depositary Shares” insofar as they purport to constitute a summary of the terms of the Shares and the ADSs, respectively, and under the headings “Risk Factors,” “Enforceability of Civil Liabilities,” “Regulation”, “Taxation” and “Underwriting” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

(xxvii) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies” in the Registration Statement, the General Disclosure Package and Final Prospectus accurately and fully describes (A) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company its Subsidiaries and the Affiliated Entity on a consolidated basis and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Company’s board of directors and senior management have reviewed and agreed with the selection, application and disclosure of critical accounting policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the General Disclosure Package and the Final Prospectus accurately and fully describes (x) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (y) all material off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Company, the Subsidiaries and the Affiliated Entity on a consolidated basis. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no outstanding guarantees or other contingent obligations of the Company, the Subsidiaries or the Affiliated Entity that could reasonably be expected to have a Material Adverse Effect. All governmental tax waivers from national and local governments of the PRC and other local and national PRC tax relief, concession and preferential treatment or obtained by the Company or the Subsidiaries or the Affiliated Entity are valid, binding and enforceable.

(xxviii) Neither the Company nor, to the Company’s knowledge, any of its affiliates, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered ADSs and neither the Company nor any affiliated purchaser (as such term is defined in Regulation M) of the Company has, either alone or with one or more other persons, bid for or purchased or will bid for or purchase, for any account in which the Company or any such affiliated purchaser has a beneficial interest, any Offered ADSs or Shares or any right to purchase such Offered ADSs or Shares during the applicable

Restricted Period as such term is defined in Regulation M, nor has the Company or any affiliated purchaser of the Company made or will make bids or purchases for the purpose of creating actual or apparent active trading in, or of raising the price of, the Offered ADSs or Shares which is designed to or which has constituted, or which might reasonably be expected to cause or result in, manipulation of the price of any security of the Company. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Offered ADSs on the New York Stock Exchange in accordance with Regulation M under the Exchange Act.

(xxix) Any third-party statistical, industry-related and market-related data included in a Registration Statement, or the General Disclosure Package or the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consents to the use of such data from such sources to the extent required.

(xxx) The Company and the Significant Subsidiaries carry, or a covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties, if applicable, and as is customary for companies engaged in similar businesses.

(xxxi) Neither the Company nor any of the Subsidiaries and the Affiliated Entity, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, any of the Subsidiaries or the Affiliated Entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(xxxii) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries or the Affiliated Entity with respect to the money laundry statutes and applicable rules and regulations thereunder is pending or, to the Company’s knowledge, threatened.

(xxxiii) Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary and the Affiliated Entity, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxiv) Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Significant Subsidiaries maintain and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their transactions and dispositions of assets. The Internal Controls are, or upon consummation of the offering of the Offered ADSs will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company is not aware of, and does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxxv) A member of the Audit Committee has confirmed to the Chief Executive Officer or Chief Financial Officer that, except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(xxxvi) There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Subsidiaries the Affiliated Entity or any of their respective properties that, if determined adversely to the Company, any of the Subsidiaries or the Affiliated Entity, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Deposit Agreement or this Agreement, or which are otherwise material in the context of the sale of the Offered ADSs; and, to the Company’s knowledge, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated.

(xxxvii) The consolidated financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the financial position of the Company and its consolidated subsidiaries and affiliated entity as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the notes included in each Registration Statement and the General Disclosure Package present fairly the information required to be stated therein.

(xxxviii) Deloitte Touche Tohmatsu CPA Ltd., who certified the financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus, is an independent registered independent public accounting firm as required by the Act and the Public Company Accounting Oversight Board.

(xxxix) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Subsidiaries and the Affiliated Entity, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company, the Subsidiaries and the Affiliated Entity. The Company, the Subsidiaries and the Affiliated Entity have no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the General Disclosure Package.

(xl) The Company is not and, after giving effect to the offering and sale of the Offered ADSs and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xli) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 6(c)(ii) hereof.

(xlii) The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for the current taxable year or any subsequent taxable year. The Company has no plan or intention to take any action that would result in the Company becoming a PFIC in the future under current laws and regulations.

(xliii) Under current laws and regulations of the British Virgin Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Shares may be paid by the Company to the holder thereof in United States dollars and all such payments made to holders thereof who are non-residents of the British Virgin Islands will not be subject to income, withholding or other taxes under laws and regulations of the British Virgin Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the British Virgin Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the British Virgin Islands or any political subdivision or taxing authority thereof or therein.

(xliv) The application of the net proceeds from the offering of the Offered ADSs, as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of the Subsidiaries or the Affiliated Entity or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company, any of the Subsidiaries or the Affiliated Entity or any governmental authorization applicable to any of the Company, any of the Subsidiaries or the Affiliated Entity.

(xlv) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, none of the Subsidiaries and the Affiliated Entity is currently prohibited, directly or indirectly, from paying any dividends to the Company or its other Subsidiaries, from making any other distribution on such Subsidiary and the Affiliated Entity’s capital stock, from repaying to the Company or the other Subsidiaries any loans or advances to such Subsidiary and the Affiliated Entity from the Company or the other Subsidiaries or from transferring any of such Subsidiary and the Affiliated Entity’s property or assets to the Company or any other Subsidiary or the Affiliated Entity of the Company. All dividends declared by a Subsidiary and the Affiliated Entity in the PRC may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in United States dollars, subject to the successful completion of PRC formalities required for such remittance, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any governmental authorization in the PRC.

(xlvi) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Offered ADSs other than any preliminary prospectus dated , 2008, any Issuer Free Writing Prospectus, the Final Prospectus and other materials, if any, permitted under the Act and consistent with Section 5 below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(xlvii) Solely to the extent that Sarbanes-Oxley and the rules and regulations promulgated by the Commission and the New York Stock Exchange thereunder has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of Sarbanes-Oxley and the rules and regulations promulgated by the Commission and the New York Stock Exchange thereunder.

(xlviii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, no director, officer or manager of the Company or any person affiliated with such person is a selling shareholder in the offering contemplated hereby.

(xlix) As of the filing of the Initial Registration Statement, there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest) of the Company; and there are no material relationships or transactions between the

Company, any of the Subsidiaries or the Affiliated Entity on the one hand and their respective affiliates, officers and directors or their shareholders, customers or suppliers on the other hand which, although required to be disclosed, are not disclosed in Registration Statement, the General Disclosure Package and the Final Prospectus.

(l) There are no relationships or related-party transactions involving the Company, any of the Subsidiaries, the Affiliated Entity or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which have not been described as required.

(li) To the Company’s knowledge, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority (“FINRA”) and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(lii) The Company is a “foreign private issuer” within the meaning of Rule 405 of under the Act.

(liii) Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in the British Virgin Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the British Virgin Islands of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the British Virgin Islands or that any stamp or similar tax in the British Virgin Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder.

(liv) No holder of any of the Shares or the Offered ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Shares or Offered ADSs; and except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no limitations on the rights of holders of the Shares or the Offered ADSs to hold, vote or transfer their securities.

(lv) Under the laws of the British Virgin Islands, each holder of ADRs evidencing Offered ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.

(lvi) The Registration Statement, all Preliminary Prospectuses, the Final Prospectus, any Issuer Free Writing Prospectus and the ADS Registration Statement and the filing of the Registration Statement, all Preliminary Prospectuses, the Final Prospectus, any Issuer Free Writing Prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(lvii) The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the British Virgin Islands and the PRC and will be honored by courts in the British Virgin Islands and the PRC. The Company has the power to submit, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a “New York Court”). The Company has the power to submit, and, pursuant to Section 7.07 of the Deposit Agreement, has legally, validly and effectively submitted, to the personal jurisdiction of each New York Court. The Company has the power to designate, appoint and authorize, and pursuant to Section 15 of this Agreement and Section 7.07 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Offered ADSs in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 15 of this Agreement and Section 7.07 of the Deposit Agreement.

(lviii) The Company or any of their respective properties, assets or revenues does not have any right of immunity under British Virgin Islands, PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any British Virgin Islands, PRC, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 15 of this Agreement and Section 7.07 of the Depositary Agreement.

(lix) Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement, or an arbitral award rendered against the Company based on the Deposit Agreement, as the case may be, would be recognized and enforced against the Company by British Virgin Islands courts without re-examining the merits of the case under the common law doctrine of obligation.

(lx) The Company is aware of and has been advised as to, the contents of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and effective as of September 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice.

(lxi) The statements set forth in the Registration Statement, the Disclosure Package and the Final Prospectus under the captions, “Risk factors—Risks Related to Doing Business in China—If we are required to obtain the prior approval of the China Securities Regulatory Commission, or CSRC, for the listing and trading of our ADSs on the New York Stock Exchange, this offering could be delayed until we obtain approval,” and “Regulation—New M&A Regulations and Overseas Listings” are a fair and accurate summary of the matters described therein.

(lxii) Each of the Company, the Subsidiaries and the Affiliated Entity that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders and option holders that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Regulations”), including, without limitation, requesting each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable SAFE Regulations.

(lxiii) Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, each Preliminary Prospectus, the General Disclosure Package, the Final Prospectus and each Issuer Free Writing Prospectus, if any, has been made or reaffirmed with a reasonable basis and in good faith.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(b) Each Selling Shareholder with respect to itself, severally and not jointly, represents and warrants to, and agrees with the several Underwriters that:

(i) Such Selling Shareholder that is a corporation has been duly organized and is validly existing as a company in good standing in its jurisdiction of formation, if applicable.

(ii) Such Selling Shareholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Shares represented by the Offered ADSs to be delivered by such Selling Shareholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered ADSs to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered ADSs hereunder on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered ADSs to be delivered by such Selling Shareholder on such Closing Date.

(iii) No consent, approval, authorization, or order of, clearance by, or registration or filing with, any governmental agency or body or any court or any stock exchange is required to be obtained or made by such Selling Shareholder for the consummation of the transactions by such Selling Shareholder contemplated by this Agreement or the Custody Agreement (as defined below), in each case, in connection with the sale of the Offered ADSs to be delivered by such Selling Shareholder on each Closing Date hereunder, including the deposit of any Shares represented by the ADSs with the Depositary, except such as have been obtained and made and are in full force and effect, and such as may be required under applicable state securities laws.

(iv) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to United States, the PRC, the British Virgin Islands, or any jurisdiction where such Selling Shareholder is resident, incorporated or established, as applicable, in each case, to any political subdivision or taxing authority thereof or therein in connection with the deposit by the such Selling Shareholder of the Offered Shares, the issuance of the ADRs evidencing the Offered ADS and the delivery of the Offered ADSs to or for the account of the Underwriters, the sale and delivery of the Offered ADSs by such Selling Shareholder and the execution and delivery of this Agreement, the Custody Agreement or the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement.

(v) The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the British Virgin Islands or any jurisdiction where such Selling Shareholder is resident, incorporated or established, as applicable, in each case, and are legal, valid and binding; such Selling Shareholder has the power to submit, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of a New York Court, and the Company has the power to designate, appoint and authorize, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, or the Offered ADSs in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 15 of this Agreement.

(vi) Neither such Selling Shareholder nor any of its properties, assets or revenues has any right of immunity under the laws of British Virgin Islands, PRC, New York or any jurisdiction where such Selling Shareholder is resident, incorporated or established, as applicable, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court of British Virgin Islands, PRC, New York or United States federal or any jurisdiction where such Selling Shareholder is resident, incorporated or established, as applicable, in each case, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that such Selling Shareholder or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, such Selling Shareholder waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 15 of this Agreement.

(vii) The execution, delivery and performance of the Custody Agreement and this Agreement and the consummation of the transactions therein and herein in connection with the sale of the Offered ADSs to be delivered by such Selling Shareholders will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of any Selling Shareholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over any Selling Shareholder or any of their properties or any agreement or instrument to which any Selling Shareholder is a party or by which any Selling Shareholder is bound or to which any of the properties of any Selling Shareholder is subject or the articles of association or other constituent documents of any Selling Shareholder that is a corporation or the constituent documents of any Selling Shareholder that is not a natural person or a corporation.

(viii) The Power of Attorney and related Custody Agreement with respect to each Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and constitute valid and legally binding obligations of each such Selling Shareholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

(ix) Certificates in negotiable form representing all of the Offered Shares and Offered ADSs to be sold by such Selling Shareholder hereunder have been placed in custody under a Custody Agreement (the “Custody Agreement”), in the form heretofore furnished to the Representatives, duly executed and delivered by such Selling Shareholder to the Custodian (defined in Section 2 below).

(x) The Shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Shareholder for such custody; the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of the Selling Shareholder or any executor or trustee, the termination of any estate or trust or by the occurrence of any other event; or if any such Selling Shareholder or any such executor or trustee should die or become incapacitated or if any such estate or trust should be terminated or if any other such event should occur, before the delivery of the Offered Shares and Offered ADSs hereunder, certificates representing the Offered Shares and Offered ADSs shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement and of the Custody Agreement.

(xi) On its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the statements in Final Prospectus under the “Principal and Selling Shareholders” Section relating to such Selling Shareholder will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither the statements in the General Disclosure Package under “Principal and Selling Shareholders” relating to such Selling Shareholder, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xii) Such Selling Shareholder has not, prior to the execution of this Agreement, offered or sold any Shares by means of any “free writing prospectus” (within the meaning of the Act), or used any “free writing prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Shares and Offered ADSs, in each case other than the Statutory Prospectus at the Applicable Time.

(xiii) There are no affiliations or associations between any member of the FINRA and such Selling Shareholder or any affiliate of such Selling Shareholder, except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xiv) The Shares represented by the Offered ADSs to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary or with the Custodian as agent for the Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing ADSs representing such Shares so deposited by such Selling Shareholder. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Firm ADSs and the Option ADSs, as well as the Shares represented by such securities, delivered at each Closing Date by such Selling Shareholder will be freely transferable by such Selling Shareholder.

(xv) The sale of the Offered ADSs by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company, any of the Subsidiaries or the Affiliated Entity that is not set forth the General Disclosure Package.

(xvi) Such Selling Shareholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(xvii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xviii) Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered ADSs and none of each Selling Shareholder nor any affiliated purchaser (as such term is defined in Regulation M) of Such Selling Shareholder has, either alone or with one or more other persons, bid for or purchased or will bid for or purchase, for any account in which such Selling Shareholder or any such affiliated purchaser has a beneficial interest, any Offered ADSs or Shares or any right to purchase such Offered ADSs or Shares during the applicable Restricted Period as such term is defined in Regulation M, nor has any such Selling Shareholder or any affiliated purchaser of such Selling Shareholder made or will make bids or purchases for the purpose of creating actual or apparent active trading in, or of raising the price of, the Offered ADSs or Shares which is designed to or which has constituted, or which might reasonably be expected to cause or result in, manipulation of the price of any security of the Company.

(xix) Such Selling Shareholder has not distributed and will not distribute, prior to the later of the First Closing Date (as defined below) or any Option Closing Date (as defined below), if any, and the completion of the Underwriters’ distribution of the Offered ADSs, any offering material in connection with the offering and sale of the Offered ADSs by the Selling Shareholders.

(xx) Such Selling Shareholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person or entity currently subject to any U.S. sanctions administered by OFAC.

(c) Each of Mr. Xianshou Li and Mr. Yuncai Wu represents and warrants to, and agrees with the several Underwriters that:

(i) On its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

(ii) As of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(c) hereof.

Any certificate signed by any Selling Shareholder or by any officer of the Selling Shareholders behalf of such Selling Shareholder and delivered to the Representatives or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

2. Purchase, Sale and Delivery of Offered ADSs.

On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Shareholder, at a purchase price of US$ per ADS, the respective number of Firm ADSs (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying 8,149,437 Firm ADS in the case of the Company and the number of Firm ADSs set forth opposite the name of such Selling Shareholder in Schedule B hereto, in the case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Firm ADSs.

Certificates in negotiable form for the Offered ADSs to be sold by the Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with the Company, as custodian (“Custodian”). Each Selling Shareholder agrees that the shares represented by the certificates held in custody for the Selling Shareholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholders or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered ADSs hereunder, certificates for such Offered ADSs shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

The Company and the Custodian will deliver the Firm ADSs to, or as instructed by, the Representatives through the facilities of The Depositary Trust Company (“DTC”) for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price in U.S. dollars (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company or the Company, on behalf of the Selling Shareholders, as the case may be, at the office of Shearman & Sterling LLP, at 9:30 A.M., New York time, on , 2008, or at such other time not later than five full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered ADSs sold pursuant to the offering. The ADRs evidencing the Firm ADSs so to be delivered will be in definitive form, in such denominations and registered in such names the Representatives request. The ADRs will be made available for checking at Shearman & Sterling LLP or such other place designated by the Representatives at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company and the Selling Shareholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Option ADSs at the purchase price per ADS to be paid for the Firm ADSs. The Company and the Selling Shareholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Option ADSs obtained by multiplying the number of Option ADSs specified in such notice by a fraction the numerator of which is 595,437 in the case of the Company and the number of ADSs set forth opposite the names of such Selling Shareholders in Schedule B hereto under the caption “Number of Option ADSs to be Sold” in the case of the Selling Shareholders and the denominator of which is the total number of Option ADSs (subject to adjustment by the Representatives to eliminate fractions). Such Option ADSs shall be purchased from the Company and each Selling Shareholders for the account of each Underwriter in the same proportion as the number of Firm ADSs set forth opposite such Underwriter’s name bears to the total number of Firm ADSs (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm ADSs. No Option ADSs shall be sold or delivered unless the Firm ADSs previously have been, or simultaneously are, sold and delivered. The right to purchase the Option ADSs or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company and the Selling Shareholders.

Each time for the delivery of and payment for the Option ADSs, being herein referred to as an “Option Closing Date”, which may be the First Closing Date (the First Closing Date and each Option Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Option ADSs is given. The Company and the Custodian will deliver the Option Securities being purchased on each Option Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefore in U.S. dollars in same day funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company or the Company on behalf of the Selling Shareholders, at the office of Shearman & Sterling LLP. The ADRs evidencing the Option Securities in ADS form will be in definitive form, in such denominations and registration in such names as the Representatives request upon reasonable notice prior to such Option Closing Date. The ADRs will be made available for checking and packaging at Shearman & Sterling LLP or such other place designated by the Representatives at a reasonable time in advance of such Option Closing Date.

The documents to be delivered on a Closing Date by or on behalf of the parties hereto pursuant to this Agreement shall be delivered at the office of Shearman & Sterling LLP or other location designated by the Representatives 24 hours prior to such Closing Date or such other time designated by the Representatives.

3. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered ADSs for sale to the public as set forth in the Final Prospectus.

4. Certain Agreements of the Company and the Selling Shareholders.

(i) The Company agrees with the several Underwriters that:

(a) Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered ADSs under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b) The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent, which consent shall not be unreasonably withheld; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered ADSs in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) If, at any time when a prospectus relating to the Offered ADSs is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the

Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, Availability Date means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e) The Company will furnish to the Representatives two copies of each Registration Statement and the ADS Registration Statement, each of which will be signed and will include all exhibits, each related Statutory Prospectus, and, so long as a prospectus relating to the Offered ADSs is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives shall request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company and the Selling Shareholders will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) The Company will arrange for the qualification of the Offered ADSs for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h) Prior to the First Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(i) The Company will use its best efforts to comply with Sarbanes-Oxley, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply in with Sarbanes-Oxley.

(j) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares of the Company.

(k) Prior to each Closing Date, the Company will not issue any press release or other communication directly or indirectly and will not hold any press conference with respect to the Company, any of the Subsidiaries or the Affiliated Entity, the financial condition, results of operations, business, properties, assets, or liabilities of the Company, any of the Subsidiaries or the Affiliated Entity, or the offering of the ADSs, without prior consent of the Representatives, which consent shall not be unreasonably withheld.

(l) Upon request of any Underwriter, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Offered ADSs in connection with this offering; provided, however, that any such license is granted without any fee and may not be assigned or transferred to any person without the Company’s consent other than affiliates of such Underwriter.

(m) The Company agrees not to attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the British Virgin Islands.

(n) The Company and the each Selling Shareholder agree with the several Underwriters that the Company and such Selling Shareholder will pay all expenses incident to the performance of the obligations of the Company and such Selling Shareholder, as the case may be, under this Agreement, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Offered ADSs and the Offered Shares represented thereby for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda and prospectus wrapper relating thereto costs and expenses related to the review by the FINRA of the Offered ADSs (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered ADSs including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered ADSs on the New York Stock Exchange, fees and expenses in connection with the registration of the Offered ADSs under the Exchange Act, any transfer taxes on the sale by the Selling Shareholders of the Offered ADSs to the Underwriters and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. If the transactions contemplated hereby, where both of the Representatives are acting as joint bookrunners and joint lead managers, shall not be consummated, the Company shall reimburse each of the Representatives for reasonable out-of-pocket expenses up to a maximum of US$            , including, without limitation, travel, logging, communication, fees and disbursements of international, local and other counsels, reasonably incurred in connection with investigating, marketing and proposing to market the Offered ADSs or in contemplation of performing their obligations hereunder.

(o) The Company will use its best efforts to list the Offered ADSs on the New York Stock Exchange, maintain the listing of the Offered ADSs on the New York Stock Exchange and ensure that the whole of the Company’s share capital are admitted to trading on AIM.

(p) The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus.

(q) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Offered ADSs in such a manner (i) as would require the Company, any of the Subsidiaries or the Affiliated Entity to register as an investment company under the 1940 Act, and (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations of the State Administration of Foreign Exchange of the PRC.

(r) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered ADSs.

(s) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered ADSs to the Underwriters and on the execution and delivery of this Agreement or the Deposit Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(t) For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Shares or ADSs representing the Shares, or any securities convertible into or exchangeable or exercisable for any of its Shares, including ADSs representing the Shares (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except (A) issuances of Lock-Up Securities pursuant to this Agreement, the conversion of RMB928,700,000 U.S. Dollar settled 1% Convertible Bonds Due 2012, (B) grants of employee stock options pursuant to the terms of 2007 Share Incentive Plan or issuances of Lock-Up Securities pursuant to the exercise of such options. The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(u) The Company will comply with the terms of the Deposit Agreement so that the ADRs evidencing the ADSs will be executed by the Depositary and delivered to the Underwriters, pursuant to this Agreement at the applicable Closing Date.

(ii) Each of the Selling Shareholders agrees with the several Underwriters that:

(a) If, at any time when a prospectus relating to the Offered ADSs is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, such Selling Shareholder will advise the Representatives promptly, and will confirm such advice in writing to the Representatives, of any change in the information relating to such Selling Shareholder in the Registration Statement, the Final Prospectus or any document comprising the General Disclosure Package.

(b) Each Selling Shareholder will not use any of the proceeds received by such Selling Shareholder from the sale of the Offered ADSs pursuant to this Agreement to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person, targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the OFAC, or in any manner that is not in compliance with applicable laws, rules and regulations of any governmental agency having jurisdiction over such Selling Shareholders.

(c) Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered ADSs.

(d) Such Selling Shareholder, severally and not jointly, will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered ADSs to the Underwriters by such Selling Shareholder and on the execution and delivery of this Agreement. All payments to be made by the Selling Shareholders hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless a Selling Shareholders are compelled by law to deduct or withhold such taxes, duties or charges. In that event, a Selling Shareholders shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(e) For the period specified below (the “Lock-Up Period”), each Selling Shareholder will not, directly or indirectly, take any of the following actions with respect to Lock-Up Securities: (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act, (v) demand of the filing with the Commission of a registration statement under the Act or (vi) publicly disclose the intention to take any such action, without the prior written consent of the Representatives. The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension. A transfer of ADSs or Shares to a family member, any entity controlled by the family member, an affiliate of the Selling Shareholder or a trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer.

(f) Prior to each Closing Date, each Selling Shareholder will deposit Shares with the Depositary through the Custodian in accordance with the provisions of the Deposit Agreement and Custody Agreement, and will otherwise comply with the Deposit Agreement so that ADRs evidencing Offered ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Shares and delivered to the Underwriters at such Closing Date.

5. Free Writing Prospectuses. The Company and Selling Shareholders represent and agree severally and not jointly that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered ADSs that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each

Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm ADSs on the First Closing Date and the Option Securities to be purchased on each Option Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers, each Selling Shareholder, as the case maybe, and the Depositary made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received letters, dated, respectively, the date hereof and at each Closing, of Deloitte Touche Tohmatsu CPA Ltd., confirming that they are registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form attached as Annex C hereto; provided in any letter dated a Closing Date, the specified date referred to in Annex C shall be a date no more than three days prior to such Closing Date.

(b) If the Effective Time of the Additional Registration Statement, if any, is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. The ADS Registration Statement shall have been declared effective not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representatives. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement or the ADS Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects or of the Company, the Subsidiaries and the Affiliated Entity taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered ADSs; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) a change in U.S., the PRC, the British Virgin Islands, the United Kingdom or international financial, political or economic conditions or currency exchange rates, exchange controls, or taxation, including any transfer taxes, duties, or withholding obligations the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered ADSs, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the London Stock Exchange (including the Alternative Investment Market of the London Stock Exchange), or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal, New York, PRC, the British Virgin Islands or the United Kingdom authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or the United Kingdom; (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, the British Virgin Islands, the United Kingdom or the PRC, any declaration of war by the U.S. Congress, the PRC, the United Kingdom or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered ADSs or to enforce contracts for the sale of the Offered ADSs.

(d) The Representatives shall have received an opinion, dated such Closing Date, of Latham & Watkins LLP, United States counsel for the Company, addressed to the Underwriters, substantially in the form set forth in Annex D hereto.

(e) The Representatives shall have received an opinion, dated such Closing Date, of Boss & Young, PRC counsel for the Company, addressed to the Underwriters, substantially in the form set forth in Annex E hereto.

(f) The Representatives shall have received an opinion dated such Closing Date, of Harney Westwood & Reigels, British Virgin Islands counsel for the Company, addressed to the Underwriters, substantially in the form set forth in Annex F hereto.

(g) The Representatives shall have received an opinion dated such Closing Date, of Pinsent Masons, United Kingdom counsel for the Company, addressed to the Underwriters, substantially in the form set forth in Annex G hereto.

(h) The Representatives shall have received the opinion dated such Closing date, of Latham & Watkins LLP, United States counsel for the Selling Shareholders, addressed to the Underwriters, substantially in the form set forth in Annex H hereto.

(i) The Representatives shall have received an opinion dated such Closing date, of Harney Westwood & Reigels, British Virgin Islands counsel for certain Selling Shareholders, addressed to the Underwriters, in the form and substance reasonably satisfactory to the Representations and as set forth in Annex I hereto.

(j) The Underwriters shall have received an opinion, dated such Closing Date, from Emmet, Marvin & Martin LLP, counsel for the Depositary, addressed to the Underwriters, substantially in the form set forth in Annex J hereto.

(k) The Representatives shall have received from Shearman & Sterling LLP, United States counsel for the Underwriters, such opinion or opinions, dated such Closing Date, addressed to the Underwriters, with respect to such matters as the Representatives may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Shearman & Sterling LLP may rely as to the incorporation of the Company and all other matters governed by British Virgin Islands laws upon the opinion of Harney Westwood & Riegels and as to all matters governed by the laws of the PRC upon the opinions of Boss & Young referred to above and the opinions of Haiwen & Partners referred to below.

(l) The Representatives shall have received from Haiwen & Partners, PRC counsel to the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(m) The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Shares represented by the ADSs against issuance of the ADRs evidencing the ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(n) The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Shares and the issuance of the ADSs in accordance with the Deposit Agreement.

(o) The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive officer and the Chief Financial Officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement or the ADS Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission, the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Subsidiaries and the Affiliated Entity taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(p) On or prior to the date of this Agreement, the Representatives shall have received lock-up letters from each of the directors and executive officers of the Company and the existing beneficial owners of the Shares listed on Annex B-I, in each case substantially in the form attached hereto as Annex B-II.

(q) The Representatives shall have received a certificate, dated such Closing Date, of an authorized representative of each Selling Shareholder in which such authorized representative shall state that: the representations and warranties of such Selling Shareholder in this Agreement are true and correct; and the Selling Shareholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(r) On the date hereof, the Selling Shareholder shall have furnished for review by the Representatives executed copies of the Power of Attorney and Custody Agreement.

(s) On or prior to the First Closing Date, the Representatives shall have received a letter of the Custodian stating that they will deliver to each Selling Shareholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on before January 31, 2009.

(t) To avoid a 28% backup withholding tax each Selling Shareholder will deliver to the Representatives a properly completed and executed United States Treasury Department Form W-9, W-8BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof to establish an exemption from backup withholding).

(u) The ADSs shall have been listed and admitted and authorized for trading on The New York Stock Exchange.

(v) The Offered Shares represented by the Offered ADSs shall have been approved by AIM for admission for trading on AIM.

(w) On or prior to the First Closing Date, the Offered ADSs shall be eligible for clearance and settlement through the facilities of DTC.

The Selling Shareholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive, on behalf of the Underwriters, compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Option Closing Date or otherwise.

7. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), from and against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement, at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b) The Selling Shareholders, Mr. Xianshou Li and Mr. Yuncai Wu, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), from and against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that each of the Selling Shareholders, Mr. Xianshou Li and Mr. Yuncai Wu will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, further, that a Selling Shareholder (excluding Mr. Xianshou Li and Mr. Yuncai Wu) will only be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents based upon written information furnished to the Company by such Selling Shareholder; and provided further that the liability of each indemnifying Selling Shareholder, Mr. Xianshou Li and Mr. Yuncai Wu, pursuant to this subsection shall not exceed the product of the number of shares of Offered ADSs sold by such indemnifying Selling Shareholder and the price per share of Offered ADSs set forth in Section 2 hereof.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Shareholder, Mr. Xianshou Li and Mr. Yuncai Wu, (each, an “Underwriter Indemnified Party”) from and against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the ADS Registration Statement, at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred; it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting” and the information contained in the twelfth paragraph under the caption “Underwriting”; and (ii) the following information in the Final Prospectus furnished on behalf of Deutsche Bank Securities Inc.: the information contained in second sentence of the thirteenth paragraph under the caption “Underwriting.”

(d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action; and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, Mr. Xianshou Li and Mr. Yuncai Wu on the one hand and the Underwriters on the other from the offering of the Offered ADSs or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, Mr. Xianshou Li and Mr. Yuncai Wu on the one hand, and the Underwriters on the other in connection with the statements or omissions, which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, Mr. Xianshou Li and Mr. Yuncai Wu on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered ADSs (before deducting expenses) received by the Company and the Selling Shareholders, Mr. Xianshou Li and Mr. Yuncai Wu bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders, Mr. Xianshou Li, Mr. Yuncai Wu or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting discounts and commission applicable to the Offered ADSs purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(e).

8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Offered ADSs hereunder on any Closing Date and the aggregate number of Offered ADSs that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered ADSs that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered ADSs by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered ADSs that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered ADSs with respect to which such default or defaults occur exceeds 10% of the total number of Offered ADSs that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Offered ADSs by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 9 (provided that if such default occurs with respect to the Option ADSs after the First Closing Date, this Agreement will not terminate as to the Firm ADSs or any Option ADSs purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered ADSs. If the purchase of the Offered ADSs by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 hereof, the Company and the Selling Shareholders will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered ADSs, and the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 7 hereof shall remain in effect. In addition, if any Offered ADSs have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 4 shall also remain in effect.

10. Notices. All communications hereunder will be in writing and,

(a) if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to: Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, and Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, NY 10005, Attention: Syndicate Manager, Equity Capital Markets; or

(b) if sent to the Company, the Selling Shareholders, Mr. Xianshou Li, Mr. Yuncai Wu or any of them will be mailed, delivered or telegraphed and confirmed to it at ReneSola Ltd, No. 8 Baoqun Road, YaoZhuang, Jiashan, Zhejiang 314117, People’s Republic of China, Attention: Mr. Charles Xiaoshu Bai;

provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder. No purchaser of the Offered ADSs from any Underwriter shall be deemed as a successor or assign merely because of such purchase.

12. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters. The Attorney-in-Fact will act for the Selling Shareholders in connection with such transactions, and any action under or in respect of this Agreement taken by the Attorney-in-Fact will be binding upon all the Selling Shareholders.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Absence of Fiduciary Relationship. The Company and the Selling Shareholders acknowledge and agree that:

(a) The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered ADSs and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company or the Selling Shareholders on other matters;

(b) The price of the Offered ADSs set forth in this Agreement was established by Company and the Selling Shareholders following discussions and arms-length negotiations with the Representatives and the Company and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) The Company and the Selling Shareholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Shareholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(d) The Company and the Selling Shareholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Company and the Selling Shareholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Selling Shareholders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company and the Selling Shareholders irrevocably appoint CT Corporation System, as their respective authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon the Company or the Selling Shareholders, as the case may be, in any such suit or proceeding. The Company and the Selling Shareholders further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company or any Selling Shareholder pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and such Selling Shareholders agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or such Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

RENESOLA LTD

By:
Name:	Xianshou Li
Title:	Director and Chief Executive Officer

XIANSHOU LI

As Attorney-In-Fact of the various Selling Shareholders attached hereto as Schedule B

XIANSHOU LI

By:

YUNCAI WU

By:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC
DEUTSCHE BANK SECURITIES INC.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

Acting on behalf of themselves and as the Representatives of the several Underwriters named in Schedule A hereto.

SCHEDULE A

Underwriter	Total Number of Firm ADS to be Purchased
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Piper Jaffray & Co.
Lazard Capital Markets LLC
Oppenheimer & Co. Inc.

Total	9,000,000

SCHEDULE A - 1

SCHEDULE B

Selling Shareholder	Number of Firm ADS to Be Sold	Number of Option ADS to Be Sold
Ruixin Holdings Limited	480,191	480,191
Yuncai Holdings Limited	247,372	247,372
Charles Xiaoshu Bai	60,000	15,000
Panjian Li	48,000	12,000
Cheng-Hsien Yeh	10,000	—
Binghua Huang	5,000	—

Total	850,563	754,563

SCHEDULE B - 1

SCHEDULE C

1. General Use Free Writing Prospectuses (included in the General Disclosure Package)

Issuer Free Writing Prospectus filed by the Company with the Commission on             , 2008

2. Other Information Conveyed Orally Included in the General Disclosure Package

Price per ADS to the public: US$

SCHEDULE C - 1

ANNEX A

Subsidiary	% of equity interest owned directly or indirectly by the Company
ReneSola America Inc.	100%
ReneSola Singapore Pte. Ltd.	100%
Zhejiang Yuhui Solar Energy Source Co., Ltd.	100%
ReneSola (Malaysia) SDN. BHD	51%
Sichuan ReneSola Silicon Material Co., Ltd.	100%

Affiliated Entity
Linzhou Zhongsheng Semiconductor Silicon Material Co., Ltd.	49%

ANNEX A - 1

ANNEX B-I

Martin Bloom

Xianshou Li

Yuncai Wu

Jing Wang

Binghua Huang

Charles Xiaoshu Bai

Cheng-Hsien Yeh

Panjian Li

Ying Tao

Ruixin Holdings Limited

Yuncai Holdings Limited

Zhengmin Lian

Xiangjun Dong

ANNEX B - 1

ANNEX B-II

Form of Lock-Up Agreement

            , 2008

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

As Representatives of the Several Underwriters

Ladies and Gentlemen:

As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for the American depositary shares (“ADSs”) representing shares of no par value (“Shares”) of ReneSola Ltd, and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of ADSs or Shares or securities convertible into or exchangeable or exercisable for any shares of ADS or Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of ADSs or Shares, whether any such aforementioned transaction is to be settled by delivery of ADSs or Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives. In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any ADSs or Shares or any security convertible into or exercisable or exchangeable for the ADSs or Shares.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the public offering date set forth on the final prospectus used to sell the ADSs representing the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expected to become parties; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

ANNEX B - 2

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Representatives to the Company (in accordance with Section 10 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any ADSs or Shares received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any ADSs or Shares acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of ADSs or Shares to a family member, any entity controlled by the family member, an affiliate of the undersigned or a trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of the ADSs or Shares if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before July 31, 2008. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of Shareholder]

ANNEX B - 3

ANNEX C

Form of Comfort Letter to be delivered by Deloitte Touche Tohmatsu CPA Ltd,

independent public accountants of the Company

1. We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

2. In our opinion, the consolidated financial statements and financial statement schedule audited by us and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

3. We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2007; although we have conducted an audit for the year ended December 31, 2007, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2007, and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 2007.

4. For purposes of this letter, we have read the 2008 minutes of meetings of the shareholders, the board of directors and the audit committee of the Company as set forth in the minute books at             , 2008, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein; we have carried out other procedures to             , 2008 as follows (our work did not extend from            , 2008 to             , 2008):

a. With respect to the three-month periods ended March 31, 2007 and 2008, we have:

(i) Performed the procedures specified by the PCAOB for a review of interim financial information as described in SAS 100, Interim Financial Information, on the unaudited condensed balance sheet as at March 31, 2008 and the unaudited condensed consolidated statements of income for the three-month periods ended March 31, 2007 and 2008.

(ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial information referred to in 4a(i) is stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statements.

ANNEX C - 1

b. With respect to the period from April 1, 2008 to April 30, 2008, we have:

(i) Read the unaudited consolidated financial information of the Company for the month ended as of April 30 of both 2007 and 2008 furnished to us by the Company; such financial information is incomplete in that it omits the statements of cash flows and other disclosures, officials of the Company having advised us that no such financial statements as of any date or for any period subsequent to April 30, 2008 were available; and

(ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial information referred to in 4b(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statements.

The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

a. (i) The unaudited amounts described in paragraph 4a(i) for the three-month periods ended March 31, 2007 and 2008 do not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods.

    (ii) The unaudited amounts referred to in 4a(i) were not determined on a basis substantially consistent with that of the corresponding amounts set forth in the audited consolidated statements of income. We note that the information does not include a statement of comprehensive income and does not include all the disclosures required by APB 28, Interim Financial Reporting.

b. (i) At April 30, 2008, there was any change in the capital stock, increase in long-term debt or short-term borrowings, or decrease in consolidated net current assets or shareholders’ equity of the Company as compared with amounts shown in the March 31, 2008 unaudited condensed consolidated balance sheet referred to in 4a(i); or

    (ii) For the period from April 1, 2008 to April 30, 2008, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenues or in the total or per-share amounts of income before extraordinary items or of net income except in all instances for changes, increases, or decreases that the Registration Statements discloses have occurred or may occur and except that the unaudited consolidated balance sheet as of April 30, 2008, which we were furnished by the Company, showed an increase from March 31, 2008, in consolidated long-term debt (comprised of convertible bond payable and long-term borrowings) and short-term borrowings, as follows (in thousands of dollars):

	Long-term Debt	Short-term Borrowings
March 31, 2008	$168,083	$88,968
April 30, 2008	$178,113	$108,566

ANNEX C - 2

6. As mentioned in paragraph 4b, Company officials have advised us that no consolidated financial statement as of any date or for any period subsequent to April 30, 2008 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after April 30, 2008 have, of necessity, been even more limited than those with respect to the periods referred to in paragraph 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether: (a) at            , 2008, there was any change in the capital stock, increase in long-term debt or short-term borrowings, or any decreases in consolidated net current assets or shareholders’ equity of the Company as compared with amounts shown on the March 31, 2008 unaudited condensed consolidated balance sheet referred to in 4a(i) or (b) for the period from April 1, 2008 to            , 2008, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of income before extraordinary items or of net income. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase, or decrease, except in all instances for changes, increases, or decreases that the Registration Statements disclose have occurred or may occur and except as described in 5(b)(i) and in the following sentence. We have been informed by officials of the Company that there continues to be an increase in long-term debt and short-term borrowings in an amount not determinable at             , 2008 that is estimated to be approximately the same amount as set forth in 5b.

7. With respect to the unaudited condensed consolidated financial information for the three-month periods ended March 31, 2006 and 2007, June 30, 2006 and 2007, September 30, 2006 and 2007 and December 31, 2006 and 2007 included in the “Management Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statements, we have (i) performed the procedures specified by the PCAOB for a review of interim financial information as described in SAS 100, Interim Financial Information and (ii) inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statements. Nothing came to our attention as a result of the foregoing procedures that caused us to believe that any material modifications should be made to the unaudited condensed consolidated financial information described above, included in the Registration Statements, for it to be in conformity with accounting principles generally accepted in the United States of America except that the information does not include all the disclosures required by APB 28, Interim Financial Reporting.

ANNEX C - 3

8. For purposes of this letter, we have also read the items identified by you on the attached copies of selected pages from the Registration Statement, and have performed the following procedures, which were applied as indicated with respect to the letters explained below:

A	Compared the amounts, descriptions of such amounts, numbers or percentages with the corresponding information shown in the Company’s audited consolidated financial statements, including related notes for the respective periods, included in the Registration Statement, and found them to be in agreement (after giving effect to rounding where applicable).

B	Proved the arithmetic accuracy of the amounts, numbers or percentages based on information included in or derived from the Company’s audited consolidated financial statements and related notes included in the Registration Statement (after giving effect to rounding where applicable).

C	Compared the amounts, description of such amounts, numbers or percentages to the corresponding information shown for the respective periods in the Company’s unaudited consolidated financial statements referred to in paragraph 4a and included in the Registration Statement, and found them to be in agreement.

D	Proved the arithmetic accuracy of the amounts, numbers or percentages based on the information included in or derived from the Company’s unaudited consolidated financial statements referred to in (C), (after giving effect to rounding where applicable).

E	Compared the amounts, description of such amounts, numbers, or percentages with corresponding information in the Company’s general ledger or to the corresponding amounts, numbers or percentages in a schedule prepared by the Company’s accounting personnel and found them to be in agreement ( giving effect to rounding where applicable ). Amounts, numbers or percentages appearing in such schedule were compared with accounting records of the Company and found to be in agreement.

F

Proved the arithmetic accuracy of the amount of net proceeds based on the number of shares to be sold and the assumed offering price per share as stated under the caption “USE OF PROCEEDS” after deduction of estimated underwriting and offering expenses. However, we make no comment as to the number of shares, the public offering price per share or the amount of the estimated net proceeds from the sale of common shares to be sold by the Company as contemplated by the Registration Statement, and we make no comment regarding the reasonableness of the “Use of Proceeds,” or whether such use will actually take place.

G

Proved the arithmetic accuracy of the pro forma as adjusted numbers, which the Company has calculated by adjusting the actual numbers and amounts as of December 31, 2007 to reflect (i) the conversion of the Company’s convertible notes into common shares, considering tickmark “N” below, and (ii) the issuance and sale of the common shares or ADSs after deducting underwriters’ discounts and commissions and other estimated expenses of the global offering. However, we make no comment as to the reasonableness of the common shares represented by ADSs to be sold by the Company or whether such sale will take place or the amounts of the selling price, underwriters’ discount and commissions and estimated expenses of the offering.

ANNEX C - 4

H	Proved the arithmetic accuracy of the as adjusted pro forma net tangible book value per common share and/or per ADS as of December 31, 2007, which the Company has calculated using the adjusted pro forma net tangible book value divided by outstanding shares. However, we make no comment as to the reasonableness of the common shares represented by ADSs to be sold by the Company or whether such sale will take place or the amounts of the selling price, underwriters’ discount and commissions and estimated expenses of the offering.

I	Compare the amounts, description of amounts, numbers or percentages with corresponding information shown for the respective periods in the Company’s unaudited consolidated financial statements not included in or incorporated by reference in the Registration Statement and found them to be in agreement.

J	Proved the arithmetic accuracy of the amounts, numbers or percentages based on the information included in or derived from the unaudited consolidated financial statements and related notes not included in the Registration Statement or incorporated by reference in the Registration Statement (after giving effect to rounding where applicable).

K	Recomputed the amount by including the ADS ratio of 1 ADS to 2 ordinary shares.

L	Proved the arithmetic accuracy of the amount based on the exchange rate for the United States dollar from the Federal Reserve Bank of New York noon buying rate as of December 31, 2007. We make no comment as to the exchange rate used.

M	Compared the amounts, description of such amounts, numbers or percentages to the corresponding information shown for the respective periods in the Company’s unaudited consolidated financial statements referred to in paragraph 7 and included in the Registration Statement, and found them to be in agreement. Proved the arithmetic accuracy of the amounts, numbers or percentages based on the information included in or derived from the Company’s unaudited consolidated financial statements referred to herein, (after giving effect to rounding where applicable).

N

Compared the number of shares to the corresponding information in a schedule prepared by the Company’s accounting personnel and found them to be in agreement ( giving effect to rounding where applicable ) and proved the arithmetic accuracy of the number of shares into which the RMB928,700,000 U.S. Dollar Settled 1% Convertible Bonds due 2012 are convertible. However, we make no comment as to the reasonableness of (i) the number of shares to be converted into or whether such conversion will take place, and (ii) the following assumptions used in the calculation of the number of shares issuable upon the conversion of the Convertible Bonds:

A)    the number of shares in issue immediately before the issue of such additional shares;

ANNEX C - 5

B)     the number of shares which the aggregate consideration receivable for the issue of such additional shares would purchase at such current market price per shares; and

C)     the number of shares in issue immediately after the issue of such new shares.

9. Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of the expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

10. It should be understood that we make no representation regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in paragraph 8 above; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages discussed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statements and make no representation regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

11. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statements, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting Company for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statements or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statements.

ANNEX C - 6

ANNEX D

Form of Opinion of Latham & Watkins LLP,

U.S. Counsel to the Company

1. The Underwriting Agreement has been duly executed and delivered by the Company in accordance with the laws of the State of New York.

2. The Deposit Agreement has been duly executed and delivered by the Company in accordance with the laws of the State of New York, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

3. Upon due execution and delivery by the Depositary of ADRs evidencing the ADSs against the deposit of the Shares in respect thereof in accordance with the terms of the Deposit Agreement and payment therefor in accordance with the terms of the Underwriting Agreement, such ADRs will be duly and validly issued and will entitle the person or persons in whose name such ADRs are duly registered to the rights specified therein and in the Deposit Agreement.

4. The execution and delivery of the Underwriting Agreement and the Deposit Agreement by the Company, the deposit of the Shares by the Company with the Depositary against issuance of the ADSs, and the sale of the ADSs by the Company to you and the other Underwriters pursuant to the Underwriting Agreement and the Deposit Agreement do not on the date hereof:

(i) result in the breach of or a default under any of the Specified Agreements which are expressly governed by the laws of the State of New York and to which the Company is a party;

(ii) violate any United States federal or New York statute, rule or regulation applicable to the Company; or

(iii) require any consents, approvals or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any United States federal or New York statute, rule or regulation applicable to the Company on or prior to the date hereof that have not been obtained or made.

5. The F-1 Registration Statement has become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on , 2008, we confirm that no stop order suspending the effectiveness of either of the Registration Statements has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rule 424(b) under the Act.

6. The F-1 Registration Statement, at             , 2008, including the information deemed to be a part thereof pursuant to Rule 430A under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form F-1 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial

ANNEX D - 1

statements, schedules, or other financial data included in, or omitted from, the F-1 Registration Statement or the Prospectus. The F-6 Registration Statement, at             , appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form F-6 under the Act and the rules and regulations of the Commission thereunder. For purposes of this paragraph, we have assumed that the statements made in the Registration Statements and the Prospectus are correct and complete.

7. The statements in the Preliminary Prospectus and the Prospectus under the caption “Description of American Depositary Shares,” insofar as they purport to describe or summarize the terms of the ADSs and the Deposit Agreement, and under the captions “Shares Eligible for Future Sale” and “Underwriting” insofar as they purport to describe or summarize certain provisions of the documents or United States federal laws referred to therein, are accurate descriptions or summaries in all material respects.

8. The Company is not, and immediately after giving effect to the sale of the ADSs in accordance with the Underwriting Agreement and the application of the proceeds thereof as described in the Prospectus under the caption “Use of Proceeds,” will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

9. Pursuant to Section 15 of the Underwriting Agreement and Sections 7.06, 7.07 and 7.09 of the Deposit Agreement, under the laws of the State of New York, the Company has validly (i) chosen New York law to govern its rights and duties under the Underwriting Agreement and the Deposit Agreement, (ii) submitted to the personal jurisdiction of state and federal courts located in the City and County of New York in connection with an action or proceeding arising out of or related to the Underwriting Agreement or the Deposit Agreement, (iii) with respect to the Underwriting Agreement to the extent permitted by law, waived any objection to the venue of a proceeding in any such court and (iv) appointed CT Corporation System as its authorized agent for the purpose described in Section 15 of the Underwriting Agreement and Section 7.07 of the Deposit Agreement. Service of process in the manner described in Section 15 of the Underwriting Agreement and Section 7.07 of the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company in connection with an action or proceeding arising out of or related to the Underwriting Agreement or the Deposit Agreement in any such court.

10. To the best of our knowledge, there are no contracts or documents of a character required to be described in the Registration Statements or the Prospectus or to be filed as exhibits to the Registration Statements that are not described or filed.

11. Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Preliminary Prospectus and the Prospectus, we hereby confirm that the statements in the Preliminary Prospectus and the Prospectus under the caption “Taxation—United States Federal Income Taxation,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

ANNEX D - 2

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•

either the F-1 Registration Statement, at the time it became effective on             , 2008, including the information deemed to be a part of the F-1 Registration Statement pursuant to Rule 430A under the Act, or the F-6 Registration Statement, at the time it became effective on             , contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•

the Preliminary Prospectus, as of 11:59 p.m., New York time on             , 2008 (together with the Specified IFWPs), when taken together with the Pricing Information Annex, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•

the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included in, or omitted from, the Registration Statements, the Preliminary Prospectus, the Specified IFWPs, the Pricing Information Annex or the Prospectus.

ANNEX D - 3

ANNEX E

Form of Opinion of Boss & Young,

PRC Counsel to the Company

1. Each of Zhejiang Yuhui Solar Energy Source Co. Ltd. and Sichuan ReneSola Silicon Material Co., Ltd. (each, a “PRC Subsidiary” and together, the “PRC Subsidiaries”) has been duly organized and is validly existing as a wholly foreign owned limited liability enterprise with legal person status under the PRC Laws.

2. Linzhou Zhongsheng Semiconductor Silicon Material Co., Ltd. (the “Affiliated Entity”) has been duly organized and is validly existing as a Sino-foreign equity joint venture with legal person status under the PRC Laws.

3. Each of the PRC Subsidiaries and the Affiliated Entity has the corporate power and authority to own, lease and operate its assets and to conduct its business in the manner presently conducted as described in the General Disclosure Package and the Final Prospectus.

4. The registered capital of each PRC Subsidiary and Affiliated Entity has been paid up in accordance with its articles of association, and the respective equity interests to the extent shown in Annex A to the Underwriting Agreement are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, mortgages, pledges, claims. The liability of the Company in respect of equity interests in each PRC Subsidiary and Affiliated Entity is limited to its investments therein. None of the outstanding equity interest in any PRC Subsidiary or Affiliated Entity was issued in violation of any preemptive rights, resale rights, rights of first refusal or similar rights of any of its security holder. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in any of the PRC Subsidiaries or Affiliated Entity are outstanding. Each PRC Subsidiary and Affiliated Entity has obtained all approvals, authorizations, consents and orders, and has made all filings, which are required under PRC Laws for the ownership of interest by the Company of its equity interest in the PRC Subsidiaries and Affiliated Entity.

5. The articles of association, the business licenses and other constitutive documents of the PRC Subsidiaries and Affiliated Entity comply with the requirements of the PRC Laws and are in full force and effect.

6. Except as otherwise described in the General Disclosure Package and the Final Prospectus, each PRC Subsidiary and Affiliated Entity possesses all necessary licenses, consents, approvals, orders, certificates, authorizations or permits of and from, and has made all filings with, all appropriate national, provincial, municipal local regulatory agencies or bodies in the PRC (“Approvals”) to conduct the business now operated by it as described in the General Disclosure Package and the Final Prospectus, and, to the best of our knowledge after due inquiry, none of the PRC Subsidiaries or Affiliated Entity has received any oral or written notice of proceedings relating to the suspension, revocation or modification of any such certificate, authority or permit.

ANNEX E - 1

7. No steps have been or are being taken and no order or resolution has been made or passed to appoint a receiver, liquidator or similar officer of, or to wind up or dissolve, any PRC Subsidiary or Affiliated Entity. No meeting has been convened and no order, petition or resolution has been passed for the winding-up, amalgamation, reconstruction, reorganization, administration, dissolution, liquidation, merger or consolidation or analogous procedure of any PRC Subsidiary or Affiliated Entity, no notice of appointment in respect of any PRC Subsidiary or Affiliated Entity of a liquidator, receiver, administrator, trustee, custodian or other similar officer has been served and no such steps are intended and no steps have been or are going to be taken for the suspension, revocation or cancellation of any of their respective business licenses or articles of association, as applicable as of the date of this Legal Opinion in respect of or by any PRC Subsidiary or Affiliated Entity.

8. Except as otherwise disclosed in the Disclosure Package and Final Prospectus, each PRC Subsidiary and Affiliated Entity has taken all necessary steps to comply with, and to ensure compliance by all of the Company’s direct or indirect shareholders and option holders who are PRC residents with any applicable State Administration for Foreign Exchange (the “SAFE”) Rules and Regulations including without limitation, requiring each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

9. According to “Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors”(the “New M&A Rule”), issued by the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (“CSRC”), and SAFE on August 8, 2006, offshore special purpose vehicles (“SPVs”), formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC individuals are required to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. The CSRC approval requirement applies to SPVs that acquired equity interests in PRC companies through share swaps and using cash. On September 21, 2006, pursuant to the New M&A Rule and other PRC Laws, the CSRC, in its official website, promulgated relevant guidance with respect to the issues of listing and trading of domestic enterprises securities on overseas stock exchanges, including a list of application materials with respect to the listing on overseas stock exchanges by SPVs. Based on our understanding of the current PRC Laws, including the New M&A Rule, the new regulation does not require that the Company obtain prior CSRC approval for the listing and trading of its ADSs on the New York Stock Exchange, because the Company had completed its reorganization under which the equity interests in the PRC Subsidiaries and Affiliated Entity were transferred to the Company prior to September 8, 2006, and has received all necessary approvals from PRC regulatory authorities for the acquisition prior to September 8, 2006, the effective date of the New M&A Rule.

10. Subject to the requirements that the Company’s shareholders or ultimate equity investors of shareholders who are qualified PRC residents shall comply with foreign exchange administration registration procedures under the relevant PRC Laws, all dividends and other distributions declared and payable upon the equity interests in the PRC Subsidiaries and Affiliated Entity may under the current PRC Laws be paid to the Company in Renminbi that may be converted into U.S. dollars (such conversion would be subject to

ANNEX E - 2

certain procedures and the verification of the local SAFE office) and freely transferred out of the PRC after the required filing and registration procedures, and all such dividends and other distributions are not and, will not be subject to withholding or other taxes under the currently applicable PRC Laws and, except as disclosed in the General Disclosure Package and the Final Prospectus, are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any governmental authorization in the PRC.

11. Each PRC Subsidiary and Affiliated Entity has full power, authority and legal right to enter into, execute, assume, deliver and perform its obligations under each of the contracts disclosed in the Registration Statement, to which it is a party (collectively, the “Disclosed Contracts”) and has duly authorized, executed and delivered each of the Disclosed Contracts, and such obligations constitute valid, legal and binding obligations enforceable against such PRC Subsidiary and Affiliated Entity in accordance with the terms of each of the Disclosed Contracts. To the best of our knowledge after due enquiry, each PRC Subsidiary and Affiliated Entity has not sent or received any communication regarding termination of, or intent not to renew, any of the Disclosed Contracts, and no such termination or non-renewal has been threatened by any PRC Subsidiary and Affiliated Entity or any other party to any such contract or agreement.

12. Each of the Disclosed Contracts and the transactions contemplated thereby are legal, valid, enforceable and admissible as evidence under the PRC Laws and is binding on the persons expressed to be parties thereto.

13. The execution and delivery by each PRC Subsidiary and Affiliated Entity of, and the performance by each PRC Subsidiary and the Affiliated Entity of its obligations under, the Disclosed Contracts will not contravene (A) any provision of the applicable PRC Laws, or any decree, judgment or order of any court of PRC; (B) the articles of association of any PRC Subsidiary or Affiliated Entity; or (C) any agreement or other instrument binding upon any PRC Subsidiary or Affiliated Entity, or any judgment, order or decree of any governmental body, agency or court in the PRC having jurisdiction over any PRC Subsidiary or Affiliated Entity, and no consent, approval, authorization or order of, or qualification with, any PRC governmental body or agency is required for the performance by any PRC Subsidiary or Affiliated Entity of its obligations and the transactions contemplated under the Disclosed Contracts.

14. The indemnification and contribution provisions set forth in Section 7 of the Underwriting Agreement and in the Deposit Agreement do not contravene the public interest or laws of the PRC.

15. The irrevocable submission of the Company to the jurisdiction of any New York Court, the waiver by the Company of any objection to the venue of a proceeding in a New York Court, the waiver and agreement not to plead an inconvenient forum, the waiver of sovereign immunity and the agreement of the Company that the Underwriting Agreement and the Deposit Agreement shall be construed in accordance with and governed by the laws of the State of New York are legal, valid and binding under the laws of the PRC and will be respected by PRC courts; service of process effected in the manner set forth in the Underwriting Agreement and the Deposit Agreement will be effective, insofar as PRC law is concerned, to confer valid personal jurisdiction over the Company; and

ANNEX E - 3

any judgment obtained in a New York Court or arbitration award arising out of or in relation to the obligations of the Company under the Underwriting Agreement or the Deposit Agreement will be recognized and enforceable in PRC courts subject to the conditions described under the caption “Enforceability of Civil Liabilities” in the General Disclosure Package and the Final Prospectus;

16. The choice of PRC laws as the governing law in each Disclosed Contract for which PRC law has been chosen is a valid choice of governing law and will be binding on the parties to the relevant Disclosed Contract. To our best knowledge after due inquiry, none of the PRC Subsidiaries or Affiliated Entity is in breach or default in the performance of any of the terms or provisions of such Disclosed Contract, and none of the Disclosed Contract has been amended or revoked or is liable to be set aside under any applicable PRC laws.

17. Each PRC Subsidiary and Affiliated Entity has taken all necessary corporate and other actions and fulfilled and done all conditions and things required by the PRC Laws for the entering into, execution, adoption, assumption, issue, delivery and the performance of their respective obligations under each of the Disclosed Contracts to which it is expressed to be a party, and the representatives of the relevant PRC Subsidiary and Affiliated Entity have been duly authorized to do so.

18. Each PRC Subsidiary and Affiliated Entity has all Approvals to (A) own, lease, license and use its properties, assets and conduct its business in the manner described in the General Disclosure Package and the Final Prospectus, (B) conduct its business as presently conducted, and (C) use the proceeds to be received by the Company from the offering contemplated by the General Disclosure Package and the Final Prospectus (including any transfer to and application of proceeds by an PRC Subsidiary). Such Approvals are in full force and effect and contain no restrictions or conditions not described in the General Disclosure Package and the Final Prospectus. No violation exists in respect of any such Approvals and no such Approvals are subject to suspension, revocation or withdrawal. Each PRC Subsidiary and Affiliated Entity is in compliance with the provisions of all such Approvals in all material respects and there are no circumstances existing which might lead to modification, suspension or revocation of any such Approvals.

19. None of the PRC Subsidiaries or Affiliated Entity is in breach or violation of or in default, as the case may be, (a) any provision of the applicable PRC Laws, or any decree, judgment or order of any court of PRC applicable to the Company or any PRC Subsidiary or Affiliated Entity, (b) any Approval granted by any PRC governmental or regulatory body, (c) its respective articles of association, business license or any other constitutive documents.

20. To our best knowledge after due inquiry, none of the PRC Subsidiaries or Affiliated Entity is in material default, and no event has occurred that, with notice or lapse of time or both, would constitute such a material default, in the due performance or observance of any term, covenant or condition contained in (a) any indenture, mortgage, deed of trust, loan agreement or other evidence of indebtedness governed by PRC Laws or (b) any license, lease, contract or other agreement or instrument governed by PRC Laws to which any PRC Subsidiary or Affiliated Entity is a party or by which any of them is bound or to which any of their respective properties or assets is subject except for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

ANNEX E - 4

21. Except as otherwise described in the Final Prospectus, there are no material legal, governmental, administrative or arbitrative proceedings before any court of the PRC or before or by any Governmental Agency of the PRC pending or, threatened to which any of the Company or the PRC Subsidiaries or Affiliated Entity is a party or to which any of the properties of the Company or the PRC Subsidiaries or Affiliated Entity is subject that are required to be described in the General Disclosure Package or the Final Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the General Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

22. Except as disclosed in the General Disclosure Package and the Final Prospectus, each PRC Subsidiary and Affiliated Entity has good and marketable title to all real property owned by it and good title to all other properties owned by it, in each case, free and clear of all liens, encumbrances, equities, claims, options, restrictions and defects except security interests provided to obtain bank loans; and any real property and buildings held under lease by each PRC Subsidiary and Affiliated Entity are held by it under valid, subsisting and enforceable leases. To our best knowledge after due inquiry, none of the PRC Subsidiaries or Affiliated Entity owns, operates, manages or has any other right or interest in any other material real property of any kind, except as disclosed in the General Disclosure Package and the Final Prospectus.

23. Except as disclosed in the General Disclosure Package and the Final Prospectus, the PRC Subsidiaries and Affiliated Entity own or have valid licenses in full force and effect or otherwise have the legal right to use, or can acquire on reasonable terms, all material copyrights, patents, patent rights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and domain names currently employed by them in connection with the business currently operated by them, and none of the PRC Subsidiaries or Affiliated Entity has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, in the earnings, business or operation of the PRC Subsidiaries or Affiliated Entity, taken as a whole.

24. To the best of our knowledge after due inquiry, (A) The PRC Subsidiaries and Affiliated Entity own, or have obtained valid and enforceable licenses for, or other rights to use, the Intellectual Property as described in the General Disclosure Package and the Final Prospectus; (B) there are no third parties who have or will be able to establish rights to any Intellectual Property except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the General Disclosure Package and the Final Prospectus disclose as licensed to any PRC Subsidiary or Affiliated Entity; (C) there is no infringement by third parties of any Intellectual Property; (D) no Intellectual Property Right is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property Right; (E) the PRC Subsidiaries and Affiliated Entity have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to any of them and all such agreements are in full force and effect; and (F) no employee of the PRC Subsidiaries or Affiliated Entity is in violation of any term of any patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, non-disclosure agreement or

ANNEX E - 5

any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the PRC Subsidiaries or Affiliated Entity or actions undertaken by the employee while employed with the PRC Subsidiaries or Affiliated Entity.

25. To the best of our knowledge after due inquiry, there are no outstanding guarantees or contingent payment obligations of the PRC Subsidiaries or Affiliated Entity in respect of indebtedness of third parties except as disclosed in the General Disclosure Package and the Final Prospectus.

26. Each of the PRC Subsidiaries and Affiliated Entity (A) is in compliance with any and all applicable PRC environmental protection laws, orders, rules or regulation (“PRC Environmental Laws”); (B) has obtained all permits, license or other approvals required of it under such applicable PRC environmental protection laws, orders, rules or regulations to conduct its businesses; (C) is in compliance with all terms and conditions of any such permit, licenses or approvals; except for the breaches which, individually or in the aggregate, will not have a material adverse effect on the shareholders’ equity, results of operations or financial condition of the Company.

27. No PRC Subsidiary or Affiliated Entity is in violation of any PRC Laws relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances (“Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials and to our best knowledge after due inquiry, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letter, claims, liens, notices of non-compliance or violation, investigation or proceeding relating to any PRC Environmental Laws against any PRC Subsidiary or Affiliated Entity.

28. To the best of our knowledge after due inquiry, there is no pending or threatened PRC regulatory, administrative or other governmental initiative that, if implemented or adopted in the manner proposed or contemplated, would have a material adverse effect on the operations of any PRC Subsidiary or Affiliated Entity in the PRC in the manner presently conducted or as disclosed in the Final Prospectus.

29. No labor dispute, work stoppage, slow down or other conflict with the employees of any of the PRC Subsidiaries or Affiliated Entity exists or, to our best knowledge after due inquiry, is imminent or threatened and there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, except the dispute, or disturbance which would not, individually or in the aggregate, have a material adverse impact on the results of operations or financial condition of the PRC Subsidiaries or Affiliated Entity.

30. (A) The PRC tax laws and regulations applicable to the activities of the PRC Subsidiaries and Affiliated Entity in the PRC are assessed or apply to the PRC Subsidiaries and Affiliated Entity in substantially the same manner as are currently applicable to any company incorporated under the PRC Company Law, which is engaged in solar power industry in the PRC; (B) there are no material PRC fees or taxes that are or will become applicable to any of the PRC Subsidiaries or Affiliated Entity as a consequence of the

ANNEX E - 6

reorganization or the offering that have not been disclosed in the General Disclosure Package and the Final Prospectus; and (C) all returns, reports or filings which ought to have been made by or in respect of the PRC Subsidiaries and Affiliated Entity for taxation purposes as required by the PRC Laws have been made and all such returns are correct and on a proper basis in all material respects and are not the subject of any dispute with the relevant tax, revenue or other appropriate authorities except as may be being contested in good faith and by appropriate proceedings. All taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such authorities have been paid in full; and to the best of our knowledge and after due inquiry the PRC Subsidiaries and Affiliated Entity have not committed any breach of the relevant PRC tax laws and regulations.

31. Each PRC Subsidiary and Affiliated Entity is not prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to it from the Company or, from transferring any of its property or assets to the Company or any other subsidiaries of the Company subject to applicable statutory requirements.

32. Except as disclosed in the General Disclosure Package and the Final Prospectus, no approvals are currently required from any governmental department, agency or other authority in the PRC in order for any PRC Subsidiary or Affiliated Entity to pay dividends declared by such PRC Subsidiary or Affiliated Entity to its shareholders, including the Company.

33. Neither the Company nor any of the PRC Subsidiaries or Affiliated Entity has any financial obligation to the PRC government or National Council for Social Security Fund in connection with the Offering as contemplated by the General Disclosure Package and the Final Prospectus. Subject to applicable PRC statutory requirements, the PRC Subsidiaries and Affiliated Entity have no other material legal obligations to provide housing benefits or retirement benefits, death or disability benefits (or other actual or contingent employee benefits or perquisites) to any present or past employee, whether permanent or temporary, of the PRC Subsidiaries and Affiliated Entity.

34. The application of the net proceeds to be received by the Company from the offering as contemplated by the General Disclosure Package and the Final Prospectus will not contravene (A) any provision of applicable PRC Laws, (B) any articles of association, other constitutive documents or business licenses of any PRC Subsidiaries or Affiliated Entity, (C) any agreement or other instrument governed by PRC Laws which is binding upon the Company or any PRC Subsidiary or Affiliated Entity or (C) any judgment, order or decree of any governmental body, agency or court in the PRC having jurisdiction over the Company or any PRC Subsidiary or Affiliated Entity.

35. The issue and sale of the Shares and the ADSs by the Company and the Selling Shareholders and the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement and the Deposit Agreement will not contravene (A) any provision of PRC Laws , (B) any provision of the articles of association, by-laws, business license or other constituent documents of any PRC Subsidiary or Affiliated Entity (C) any judgment, order or decree of any

ANNEX E - 7

governmental body, agency or court of the PRC having jurisdiction over any PRC Subsidiary or Affiliated Entity, or (D) to the best of our knowledge after due inquiry, any agreement or other instrument binding upon any PRC Subsidiary or Affiliated Entity that is material to the Company and such PRC Subsidiary or Affiliated Entity, taken as a whole. No consent, approval, authorization or order of, or qualification with, any PRC governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement or Deposit Agreement.

36. The entering into and performance or enforcement of the Underwriting Agreement or the Deposit Agreement in accordance with their respective terms will not subject any of the Underwriters or the Depositary to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will any Underwriters or the Depositary be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of the entering into, performance or enforcement of the Underwriting Agreement or the Deposit Agreement.

37. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement and the Deposit Agreement that any such document be filed, recorded or enrolled with any governmental department, agency or other authority in the PRC.

38. There are no reporting obligations under PRC Laws on non-PRC holders of the Shares.

39. As a matter of PRC Law, neither the Company nor any holder of the Shares or ADSs will be subject to any personal liability, or be subject to a requirement to be licensed or otherwise qualified to do business or be deemed domiciled or resident in the PRC, by virtue only of holding such Shares or ADSs or of the Company’s holding shares of capital stock of, or equity interest in, the PRC Subsidiaries or Affiliated Entity. There are no limitations under the PRC Laws on the rights of the Company to hold, vote or transfer its shares of capital stock of, or equity interest in, the PRC Subsidiaries and Affiliated Entity held directly or indirectly by the Company, or on the rights of the holders of the ADSs or Shares to hold, vote or transfer their securities nor any statutory pre-emptive rights or transfer restrictions applicable to the ordinary shares.

40. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable to the government of the PRC or to any political subdivision or taxing authority thereof in connection with (A) the execution or delivery of the Underwriting Agreement and the Deposit Agreement or the performance by any of the parties of their respective obligations thereof, or the enforcement or admissibility in evidence of the Underwriting Agreement or the Deposit Agreement, (B) the issuance, sale or delivery of the shares to the Underwriters whether in the form of ordinary shares or ADSs, (C) the deposit with the Depositary of any shares against the issuance of the corresponding ADSs and related American Depositary Receipts or ADRs or (D) the sale and delivery outside of the PRC by the Underwriters of the ADSs to the initial purchasers thereof.

41. The choice of law provisions set forth in the Underwriting Agreement and the Deposit Agreement will be recognized by PRC courts; each of the Company, the PRC Subsidiaries and Affiliated Entity can sue and be sued in its own name under the laws of the PRC.

ANNEX E - 8

42. Service of process effected in the manner set forth in the Underwriting Agreement and the Deposit Agreement will be effective to confer jurisdiction over the PRC Subsidiaries and Affiliated Entity, assets and property of the Company in the PRC, subject to compliance with relevant civil procedural requirements in the PRC, and any judgment obtained in a New York Court arising out of or in relation to the obligations of the PRC Subsidiaries and Affiliated Entity under the Underwriting Agreement and the Deposit Agreement will be recognized by PRC courts and enforceable against the Company and the PRC Subsidiaries and Affiliated Entity in PRC courts, subject to compliance with relevant civil procedural requirements in the PRC.

43. Neither the Company, or the PRC Subsidiaries or Affiliated Entity nor any of their respective properties, assets or revenues has any right of immunity under PRC laws, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any PRC court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Underwriting Agreement or the Deposit Agreement.

44. Each of the Underwriting Agreement and the Deposit Agreement is in proper legal form under PRC law for the enforcement thereof under PRC law against the Company, subject to compliance with relevant civil procedural requirements; so far as matters of PRC law are concerned, constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with the terms therein; and to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement and the Deposit Agreement in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any such document.

45. Nothing has come to our attention that causes us to believe that (1) the Registration Statement or the Final Prospectus included therein (except for the financial statements and financial schedules and other financial data included therein) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the General Disclosure Package (except for the financial statements and financial schedules and other financial data included therein) as of the Applicable Time or as of such Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Final Prospectus (except for the financial statements and financial schedules and other financial data included therein) as of its date or as amended or supplemented, if applicable, as of such Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

ANNEX E - 9

46. The Statements in the General Disclosure Package and the Final Prospectus under “Prospectus Summary,” “Risk Factors,” “Enforceability of Civil Liabilities,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Management,” “Principal and Selling Shareholders,” “Related Party Transactions,” “Regulations” and “Underwriting,” insofar as they purport to describe the provisions of PRC Laws and documents referred to therein, are accurate, complete and fair summaries thereof. All matters of PRC Laws and practice relating to the Company and the PRC Subsidiaries and Affiliated Entity and their respective businesses and other statements with respect to or involving PRC Laws set forth in the General Disclosure Package and the Final Prospectus are correctly set forth therein.

ANNEX E - 10

ANNEX F

Form of Opinion of Harney Westwook & Riegels,

British Virgin Islands Counsel to the Company

(a) The Company is a company duly incorporated with limited liability for an unlimited duration under the BVI Business Companies Act (No 16 of 2004), and is validly existing and in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b) The Company has the corporate power and authority required to carry on its business as is currently being conducted and to own, lease and operate its properties in accordance with its Memorandum and Articles of Association and as described in the General Disclosure Package and the Final Prospectus and to execute and deliver the Underwriting Agreement and the Deposit Agreement and to perform its obligations under the Underwriting Agreement and the Deposit Agreement.

(c) The Company has the number of authorised and issued shares as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus. All issued shares of the Company have been duly authorised and validly issued and are fully paid and non-assessable, and were not issued in violation of any pre-emptive rights, resale rights, rights of first refusal or similar rights. There are no pre-emptive or similar right provisions under British Virgin Islands law which would apply to the Company. The Company will not be subject to any pre-emptive or similar rights under its Memorandum and Articles of Association. A member registered in the register of members of the Company will be deemed, as a matter of law of the British Virgin Islands, to have legal title to those shares set against its name in such register of members. The certificates for the Shares are in due and proper form.

(d) The Shares to be issued and sold by the Company under the Underwriting Agreement have been duly authorised, and when issued and delivered against payment therefore in accordance with the terms of the Underwriting Agreement and Deposit Agreement, will have been validly issued, fully paid and non-assessable, will be registered in the Company’s register of members as fully paid, conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus and will not be subject to any pre-emptive or similar rights or transfer restrictions or liens under British Virgin Islands law or the Memorandum and Articles of Association. When allotted, issued and paid for and registered in the register of members as fully-paid, such shares are considered to be legally issued and allotted, fully paid and non-assessable. The sale, assignment, transfer or delivery to the Depositary (as defined in the Underwriting Agreement) of the Shares to be issued and sold by the Company pursuant to the Underwriting Agreement upon delivery and payment in accordance with the Underwriting Agreement will give good and valid legal title of the Shares to the Depositary free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

(e) Except as described in or contemplated by the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of the Company and there are no outstanding or authorised options, warrants or rights of any character

ANNEX F - 1

obligating the Company to issue any shares or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares; and except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Offered ADSs (as defined in the Underwriting Agreement).

(f) Each of the Selling Shareholders (as defined in the Underwriting Agreement) is the registered holders of such number of shares set out in the schedule to this opinion immediately prior to the closing of the Offering (as defined in the Underwriting Agreement). All shares to be sold by the Selling Shareholders (the “Sale Shares”) with the Underwriters by way of share transfers pursuant to the terms of the Underwriting Agreement have been duly authorised, are validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof). There are no restrictions upon the transfer of the Sale Shares nor any pre-emptive or similar right provisions under the British Virgin Islands law which would apply to such Sale Shares. The Sale Shares will not be subject to any transfer restrictions under the Memorandum and Articles of Association of the Company nor any pre-emptive or similar rights thereunder. Share certificate(s) specifying the Sale Shares executed on behalf of and issued by the Company will be admissible in evidence as proof of title to the Sale Shares. Once the Sale Shares have been registered in the name of the Depositary as holder of those shares in the register of members of the Company pursuant to the Underwriting Agreement and upon delivery and payment in accordance with the Underwriting Agreement, the Depositary will become a member of the Company and legal title to the Sale Shares will be duly transferred to the Depositary.

(g) We have reviewed the register of members of the Company as provided to us by Harneys Corporate Services Limited. As of the date hereof there are no entries or notations indicating any third party interests, including any security interest, on the register of members of the Company.

(h) The execution and delivery of the Underwriting Agreement and the Deposit Agreement by the Company and the issue and sale of the Shares and the ADSs being delivered at such Closing Date and the compliance by the Company with the Underwriting Agreement and the Deposit Agreement and the consummation of the transactions therein contemplated have been duly authorised and approved by all necessary corporate action of the Company and will not conflict with or result in any violation of the provisions of the Memorandum and Articles of Associations of the Company or any British Virgin Islands statute or any order, rule or regulation of any court or governmental agency or body in the British Virgin Islands having jurisdiction over the Company or any of its properties.

(i) The Underwriting Agreement and the Deposit Agreement have been duly executed and delivered for and on behalf of the Company. So far as the law of the British Virgin Islands is concerned, the Underwriting Agreement and the Deposit Agreement are each in proper form under the laws of the British Virgin Islands for the enforcement thereof against the Company.

ANNEX F - 2

(j) The Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement and the Final Prospectus and the filing of the Registration Statement, the ADS Registration Statement, the General Disclosure Package and the Final Prospectus with the Commission have been duly authorised by the Company, and the Registration Statement, the ADS Registration Statement and the Form 8-A Registration Statement have been duly executed pursuant to such authorisation by and on behalf of the Company.

(k) Neither the execution, delivery or performance of any of the Underwriting Agreement or the Deposit Agreement nor the consummation or performance of any of the transactions contemplated thereby by the Company, including the issue and sale of the shares by the Company pursuant to the Underwriting Agreement and the deposit of the shares with the Depositary against issuance of the Offered ADSs pursuant to the Deposit Agreement, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any British Virgin Islands governmental or judicial authority or agency.

(l) In the event of the Company being wound up, the liability of the shareholders of the Company to contribute to the assets of the Company is limited to any amount unpaid on their Shares, if any.

(m) The statements in the General Disclosure Package and the Final Prospectus under the captions “Prospectus Summary,” “Risk Factors,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” “Management,” “Principal and Selling Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares” and “Taxation,” insofar and to the extent that they constitute a summary or description of the laws and regulations of the British Virgin Islands and a summary of the terms of the authorized and issued shares of the Company, are true, accurate and correct in all respects and nothing has been omitted from such statements which would make them misleading in any material respect.

(n) The summaries of the Memorandum and Articles of Association of the Company and of relevant British Virgin Islands company law contained in the General Disclosure Package and the Final Prospectus are true, accurate and complete in the context in which they appear.

(o) There are no stamp duties, income taxes, withholdings, levies, registration taxes, or other duties or similar taxes or charges payable under the laws of the British Virgin Islands, in connection with: (i) the execution or delivery of the Underwriting Agreement and the Deposit Agreement or the performance by any of the parties of their respective obligations under the Underwriting Agreement and the Deposit Agreement; (ii) the enforcement or admissibility in evidence of the Underwriting Agreement and the Deposit Agreement or on any payment to be made by the Company or any other person pursuant to the Underwriting Agreement and the Deposit Agreement; (iii) the issuance and sale of the Shares and the Offered ADSs by the Company pursuant to the terms of the Underwriting Agreement; (iv) the deposit with the Custodian, as defined in the Deposit Agreement of the Shares; (iv) the issue to the Custodian on behalf of the Bank of New York (the “Depositary”) of the Shares against the issuance of the Offered ADSs for the account of the Underwriters; (v) the filing of the Registration Statements (including the Form F-1, the Form F-6 and the Form 8-A) with the Commission; (vi) the sale and delivery outside of the British Virgin Islands by the Underwriters of the Offered ADSs to the initial purchasers thereof; or (vii) the payment of dividends and other distributions declared and payable on Shares and the payment of such dividends and other distributions by the Depositary or its nominee to holders of Offered ADSs pursuant to the Deposit Agreement.

ANNEX F - 3

(p) All dividends and other distributions declared and payable on the Shares of the Company may, under the current laws and regulations of the British Virgin Islands, be paid to the registered holder of the Shares and where they are to be paid from the British Virgin Islands are freely transferred out of the British Virgin Islands. All such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of British Virgin Islands and are otherwise free and clear of any other tax, withholding or deduction in the British Virgin Islands and without the necessity of obtaining any governmental authorization in the British Virgin Islands.

(q) The law chosen in each of the Underwriting Agreement and the Deposit Agreement to govern their interpretation would be upheld as a valid choice of law in any action on that document in the courts of the British Virgin Islands.

(r) The Company can sue and be sued in its own name under the laws of the British Virgin Islands. An action brought by or against the Company in its own name in the British Virgin Islands under the Underwriting Agreement and the Deposit Agreement could be instituted in a court of competent jurisdiction in the British Virgin Islands, without first having to obtain a judgment in respect of the Underwriting Agreement and the Deposit Agreement in a court of New York or any other relevant jurisdiction.

(s) The Company has executed an effective submission to the jurisdiction of the federal and state courts in the Borough of Manhattan in the City of New York in the Underwriting Agreement and the Deposit Agreement and the waiver by the Company of any objection to the venue of a proceeding in a New York Court, pursuant to the Underwriting Agreement or the Deposit Agreement, is legal valid and binding on the Company.

(t) Service of process effected in the manner set forth in the Underwriting Agreement or the Deposit Agreement (including the appointment of CT Corporation System to accept services of process) pursuant to the Underwritings Agreement is legal, valid and binding on the Company.

(u) There is no statutory registration regime in the British Virgin Islands for judgments of the courts in the State of New York (the “Courts”). However, any final and conclusive monetary judgment for a definite sum obtained against the Company in the Courts in respect of the Underwriting Agreement or Deposit Agreement would be treated by the courts of the British Virgin Islands as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

(i)	the Courts had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

(ii)	the judgment given by the Courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations;

ANNEX F - 4

(iii)	the judgment was not procured by fraud;

(iv)	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

(v)	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

(v) Enforcement of Arbitration Awards. There are several ways in which an arbitration award obtained in the State of New York may be enforced in the British Virgin Islands.

(i)

Any final and conclusive monetary award obtained against the Company in arbitration proceedings conducted by the American Arbitration Association in the State of New York in respect of the Deposit Agreement for a definite sum may, with the leave of the High Court in the British Virgin Islands, be enforced in the same manner as a judgment of the British Virgin Islands court under the procedure set out in the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards 1958 (the “Convention”). The High Court may only exercise its discretion to refuse leave if:

(1)	a party to the arbitration agreement was, under the law applicable to him, under some incapacity;

(2)	the arbitration agreement was not valid under the governing law of the arbitration agreement;

(3)	the Company was not given proper notice of the appointment of the arbitrator or of the arbitration proceedings, or was otherwise unable to present its case;

(4)

the award deals with an issue not contemplated by or not falling within the terms of the submission to arbitration, or contains matters beyond the scope of the arbitration, subject to the proviso that an award which contains decisions on such matters may be enforced to the extent that it contains decisions on matters submitted to arbitration which can be separated from those matters not so submitted;

(5)	the composition of the arbitral authority was not in accordance with the agreement of the parties or, failing such agreement, with the law of the State of New York;

(6)

the award has not yet become binding upon the parties, or has been set aside or suspended by a competent authority, either in the State of New York, or pursuant to the law of the arbitration agreement;

ANNEX F - 5

(7)	the subject matter of the award was not capable of resolution by arbitration; or

(8)	enforcement would be contrary to public policy.

(ii)

Alternatively, the award may be treated as a cause of action in itself (if it has such effect under the law of place where the award was made) and sued upon as a debt so that no retrial of the issues would be necessary, in which case the British Virgin Islands court will ordinarily enforce the debt unless:

(1)	the original arbitral tribunal had no jurisdiction to make the award;

(2)	the award was made in breach of the principles of natural justice;

(3)	the award conflicts with an earlier decision of a British Virgin Islands court;

(4)	enforcement would be contrary to public policy; or

(5)	the award was procured by fraud.

(iii)

The award may also be registered under the provisions of the Arbitration Act (Cap 6) and enforced as a judgment of the British Virgin Islands courts. There is no statutory test for the exercise of the courts’ discretion in relation to registration in this manner, but in our view the court would be likely to exercise its discretion in a similar matter to the requirements for enforcing awards under the Convention where the award was made in a jurisdiction which is a signatory to the Convention.

(w) The British Virgin Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

(x) Neither the Company nor any of its assets is entitled to immunity from suit or enforcement of a judgment on the grounds of sovereignty or otherwise in the courts of the British Virgin Islands in proceedings against the Company in respect of any obligations under the Underwriting Agreement or the Deposit Agreement, which obligations constitute private and commercial acts rather than governmental or public acts.

(y) It is not necessary or advisable under the laws of the British Virgin Islands that any of the Underwriting Agreement or the Deposit Agreement or any document relating thereto be registered or recorded in any public office or elsewhere in the British Virgin Islands in order to ensure the validity, effectiveness or enforceability or admissibility in evidence of any of the Underwriting Agreement and the Deposit Agreement.

(z) It is not necessary under the laws of the British Virgin Islands (A) in order to enable any party to the Underwriting Agreement or the Deposit Agreement, including the Underwriters, to enforce their rights under the Underwriting Agreement or the Deposit Agreement or (B) solely by reason of the execution, delivery, performance and enforcement of the Underwriting Agreement

ANNEX F - 6

or the Deposit Agreement that any party to the Underwriting Agreement or the Deposit Agreement should be licensed, qualified or otherwise entitled to carry on business in the British Virgin Islands or any other political subdivision thereof. Neither the Underwriters nor the Depositary would be deemed resident, domiciled or carrying on a business in the British Virgin Islands solely by reason of the execution, delivery, performance or enforcement of the Underwriting Agreement or the Deposit Agreement.

(aa) Based on the Searches there are no judgments against the Company, nor any legal or governmental proceedings pending in the British Virgin Islands to which the Company or any property of the Company is subject. Further, based on the Searches, no details have been lodged of any steps taken in the British Virgin Islands for the appointment of a receiver, administrator or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of the Company.

(bb) The indemnification and contribution provisions set forth in Section 7 of the Underwriting Agreement and in the Deposit Agreement do not contravene the public policy or laws of the British Virgin Islands.

(cc) There are no foreign exchange controls or foreign exchange regulations under the currently applicable laws of the British Virgin Islands.

(dd) There are no restrictions under British Virgin Islands law which would prevent the Company from paying dividends to shareholders in U.S. dollars or any other currency, nor is it necessary under the laws of the British Virgin Islands that any of the Underwriting Agreement and the Deposit Agreement or any document relating thereto be registered or recorded in any public office or elsewhere in the British Virgin Islands in order for the Company to pay dividends to shareholders in U.S. dollars or any other currency.

(ee) Under British Virgin Islands law, when the Shares in the Company are issued and fully paid, the holders of such Shares will have no personal liability for the debts and obligations of the Company solely by reason of their status as shareholders.

(ff) There is nothing contained in the law of the British Virgin Islands or the Memorandum and Articles of Association of the Company which prevents the exercise of any right or the enjoyment of any benefit to which an ADS holder is entitled as a result of owning an ADS issued under the terms of the Deposit Agreement and which has not been disclosed in the Deposit Agreement and the form of receipt attached to the Deposit Agreement.

(gg) There are no reporting obligations under the laws of the British Virgin Islands on holders of the ADSs that have not been disclosed in the Deposit Agreement and the form of receipt attached to the Deposit Agreement.

(hh) The Depositary will not be required by any law of the British Virgin Islands to make any report to any British Virgin Islands governmental authority or regulatory body with respect to the ADSs or the Shares by virtue of it being a party to the Deposit Agreement and exercising its rights and performing its obligations thereunder.

ANNEX F - 7

(ii) The performance and enforcement of the Underwriting Agreement or the Deposit Agreement will not violate the Memorandum and Articles of Association of the Company nor any applicable law, regulation, order or decree in the British Virgin Islands. The terms of the Underwriting Agreement and the Deposit Agreement are valid and binding on the Company.

ANNEX F - 8

ANNEX G

Form of Opinion of Pinsent Masons,

United Kingdom Counsel to the Company

(i) (i) the execution, delivery and performance by the Company of the Deposit Agreement and the Agreement; (ii) the consummation by the Company of the transactions contemplated in the Deposit Agreement and the Agreement; (iii) the fulfilment by the Company of the terms of the Deposit Agreement and the Agreement; and (iv) the issuance and sale by or on behalf of the Company of the Offered Shares to be represented by ADSs, including the deposit of any Offered Shares to be represented by the ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs and the listing of the ADSs on the New York Stock Exchange, does not and will not, when each such matter is duly completed in accordance with the terms of the Deposit Agreement and the Agreement, result in the Company violating the AIM Rules for Companies (the “AIM Rules”) (as the same are published and available publicly as at the date of this letter),

(ii) No consent, approval, authorization, or order of, clearance by, or filing or registration with either the London Stock Exchange or the Financial Services Authority is required to be obtained or made by the Company, as a consequence of the Company being admitted to trading on AIM, in respect of the consummation of the transactions contemplated by the Deposit Agreement or the Agreement in connection with the issuance and sale of the Offered Shares to be represented by ADSs by the Company, including the deposit of any Offered Shares to be represented by ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs and the listing of the ADSs on the New York Stock Exchange, except such as have been obtained or made by the Company as required by the London Stock Exchange (in particular pursuant to the AIM Rules including (i) the required notification pursuant to AIM Rule 17 and (ii) the submission of an application form and payment of the required fee by the Company to AIM in relation to a further issue pursuant to AIM Rule 29) or the Financial Services Authority and which are in full force and effect.

ANNEX G - 1

ANNEX H

Form of Opinion of Latham & Watkins LLP,

U.S. Counsel to the Selling Shareholders

1. Each of the Custody Agreements and the Powers of Attorney has been duly executed and delivered by the Selling Shareholders in accordance with the laws of the State of New York.

2. We have assumed, with your consent, that (A) each Selling Shareholder has the capacity, power and authority, as applicable, to execute, deliver and perform the Power of Attorney, the Custody Agreement and the Underwriting Agreement, (B) each Selling Shareholder, as applicable, has duly authorized the execution, delivery and performance of the Power of Attorney, the Custody Agreement and the Underwriting Agreement, (C) each Selling Shareholder has duly executed and delivered the Power of Attorney and the Custody Agreement (other than with respect to the execution and delivery thereof under the laws of the State of New York), and (D) the status of enforceability of the Powers of Attorney, the Custody Agreements, and the Underwriting Agreement is not affected by any (i) breach of, or defaults under, any agreement or instruments, (ii) violation of statutes, rules or regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorization from, or make required registration, declaration or filings with, governmental authorities provided that we make no such assumption to the extent we have specifically opined as to such matters with respect to the Company and the Selling Shareholders. On the basis of such assumptions, each of the Powers of Attorney and the Custody Agreements constitutes a legally valid and binding obligation of such Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms; and the Underwriting Agreement has been duly executed and delivered by an Attorney under the Powers of Attorney on behalf of the Selling Shareholders in accordance with the laws of the State of New York.

3. The execution and delivery of the Custody Agreements and the Powers of Attorney by each of the Selling Shareholders do not, the execution and delivery of the Underwriting Agreement by an Attorney under the Powers of Attorney on behalf of the Selling Shareholders do not, and the deposit of the Shares by the Selling Shareholders with the Depositary against issuance of the ADRs evidencing ADSs and the sale of the ADSs by the Selling Shareholders to you and the other Underwriters pursuant to the Underwriting Agreement do not on the date hereof:

(i) result in the breach of or default under any of the Specified Agreements which are governed by the laws of the State of New York and to which any of the Selling Shareholders is a party;

(ii) result in a violation of any United States federal or New York statute, rule or regulation applicable to such Selling Shareholder; or

(iii) require any consents, approvals, or authorizations to be obtained by such Selling Shareholder from, or any registrations, declarations or filings to be made by such Selling Shareholder with, any governmental authority under any United States federal or New York statute, rule or regulation applicable to such Selling Shareholder on or prior to the date hereof that have not been obtained or made.

ANNEX H - 1

4. Pursuant to Section 15 of the Underwriting Agreement, under the laws of the State of New York, each of the Selling Shareholders has validly (i) chosen New York law to govern its rights and duties under the Underwriting Agreement, (ii) submitted to the personal jurisdiction of state and federal courts located in the City and County of New York in connection with an action or proceeding arising out of or related to the Underwriting Agreement, (iii) to the extent permitted by law, waived any objection to the venue of a proceeding in any such court and (iv) appointed CT Corporation System as its initial authorized agent for the purpose described in Section 15 of the Underwriting Agreement. Service of process in the manner described in Section 15 of the Underwriting Agreement will be effective to confer valid personal jurisdiction over each of the Selling Shareholders in connection with an action or proceeding arising out of or related to the Underwriting Agreement in any such court. Pursuant to Paragraph 16 of each of the Custody Agreements and Section 11 of each of the Powers of Attorney, each of the Selling Shareholders has validly chosen New York law to govern its rights and duties under the Custody Agreement and the Power of Attorney.

5. Upon indication by book entry that the ADSs being sold by the Selling Shareholders have been credited to a securities account maintained by the Representatives at the Depository Trust Company (“DTC”) and payment therefor in accordance with the Underwriting Agreement, the Representatives will acquire a security entitlement on behalf of the several Underwriters with respect to such ADSs and, under the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “New York UCC”), an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may not be asserted against the Representatives.

ANNEX H - 2

ANNEX I

Form of Opinion of Harney Westwook & Riegels,

British Virgin Islands Counsel to certain Selling Shareholders

(v) The Selling Shareholder is a company duly incorporated with limited liability for an unlimited duration under the BVI Business Companies Act (No 16 of 2004), and is validly existing and in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(w) The Selling Shareholder has full power to enter into and perform its obligations under the Underwriting Agreement, the Custody Agreement and the Power of Attorney and the Selling Shareholder has taken all necessary action to authorise its entry into the Underwriting Agreement, the Custody Agreement and the Power of Attorney and the exercise of its rights and the performance of its obligations under the Underwriting Agreement, the Custody Agreement and the Power of Attorney.

(x) The Underwriting Agreement, the Custody Agreement and the Power of Attorney have been duly executed and delivered for and on behalf of the Selling Shareholder and the Underwriting Agreement, the Custody Agreement and the Power of Attorney will be treated by the courts of the British Virgin Islands as the legally binding, valid and enforceable obligations of the Selling Shareholder.

(y) Based on the register of members of the Company provided by the Company’s registered agent and the Director’s Certificate, the Selling Shareholder has valid and unencumbered title to the Offered Shares underlying the Offered ADSs delivered by such Selling Shareholder and has full right, power and authority to sell, assign, transfer and deliver the Offered ADSs delivered by such Selling Shareholder.

(z) The execution, delivery and performance by and on behalf of the Selling Shareholder of the Underwriting Agreement, the Custody Agreement, the Power of Attorney, the sale of the ADSs and the deposit of the Shares with the Depositary as contemplated by the Deposit Agreement do not and will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction in the British Virgin Islands over such Selling Shareholder or any of its properties or any agreement or instrument to which such Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the properties of the Selling Shareholder is subject or (B) breach the Memorandum and Articles of Association of the Selling Shareholder.

(aa) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court in the British Virgin Islands is required to be obtained or made by the Selling Shareholder for the deposit of the Shares and the issuance of ADRs pursuant to the Deposit Agreement, the sale of ADSs and the execution, delivery and performance by and on behalf of the Selling Shareholder of the Underwriting Agreement and the Custody Agreement.

ANNEX I - 1

(bb) The law chosen in each of the Underwriting Agreement, the Power of Attorney and Custody Agreement in connection with the offer and sale of the Offered ADSs contemplated in the Underwriting Agreement that govern its interpretation would be upheld as a valid choice of law in any action on that document in the courts of the British Virgin Islands. The submission by the Selling Shareholder to the jurisdictions specified in the Underwriting Agreement, the Power of Attorney and the Custody Agreement is valid.

(cc) There is no statutory registration regime in the British Virgin Islands for judgments of the courts of the State of New York (the “Courts”). However, any final and conclusive monetary judgment for a definite sum obtained against the Selling Shareholder in the Courts in respect of the Underwriting Agreement, the Custody Agreement or the Power of Attorney would be treated by the courts of the British Virgin Islands as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

(i)

the Courts had jurisdiction in the matter and the Selling Shareholder either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

(ii)	the judgment given by the Courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations;

(iii)	the judgment was not procured by fraud;

(iv)	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

(v)	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

(dd) The Selling Shareholder is not entitled to claim immunity from suit or enforcement of a judgment on the ground of sovereignty or otherwise in the courts of the British Virgin Islands in respect of proceedings against it in relation to the Underwriting Agreement, the Custody Agreement and the Power of Attorney.

(ee) No stamp duties, income taxes, withholdings, levies, registration taxes or other duties or similar taxes or charges are payable in the British Virgin Islands by or on behalf of the Underwriters or otherwise imposed on any payments made to the Underwriters in connection with (i) the deposit of Shares by the Selling Shareholder with the Custodian (as defined in the Deposit Agreement) on behalf of the Depositary (as defined in the Deposit Agreement) against issuance of ADRs evidencing the Offered ADSs, (ii) the sale and delivery on behalf of the Selling Shareholder of such ADSs to or for the respective accounts of the Underwriters as set forth in the General Disclosure Package and pursuant to the terms of the Underwriting Agreement; or (iii) any other transaction or payment contemplated by the Underwriting Agreement or the Deposit Agreement.

(ff) It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement, the Power of Attorney and the Custody Agreement that they be filed, recorded or enrolled with any governmental authority or agency or any official body in the British Virgin Islands.

ANNEX I - 2

(gg) It is not necessary or advisable under the laws of the British Virgin Islands that the Underwriting Agreement or any document relating thereto be registered or recorded in any public office or elsewhere in the British Virgin Islands in order to ensure the validity, effectiveness or enforceability or admissibility in evidence of any of the Underwriting Agreement.

(hh) The Underwriters would not be deemed resident, domiciled or carrying on a business or subject to taxation in, or subject to, the laws of the British Virgin Islands or in violation of any law thereof solely by reason of the negotiation, preparation, execution, delivery, performance or enforcement of the Underwriting Agreement.

(ii) Based on the Searches there are no judgments against the Selling Shareholder, nor any legal or governmental proceedings pending in the British Virgin Islands to which the Selling Shareholder or any property of the Selling Shareholder is subject. Further, based on the Searches, no details have been lodged of any steps taken in the British Virgin Islands for the appointment of a receiver, administrator or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of the Selling Shareholder. It should be noted that failure to file notice of appointment of a receiver does not invalidate the receivership but merely gives rise to penalties on the part of the receiver.

(jj) The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under “Principal and Selling Shareholders” insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, relating to the Selling Shareholder and governed by the laws of the British Virgin Islands are true and accurate as of the date of this opinion.

ANNEX I - 3

ANNEX J

Form of Opinion of Emmet, Marvin & Martin LLP,

Counsel to the Depositary

(i) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, except as enforcement of it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity.

(ii) Upon execution and delivery by the Depositary of ADRs evidencing the ADSs against the deposit of Shares in accordance with the provisions of the Deposit Agreement, the ADSs will be validly issued and will entitle the registered holders of the ADSs to the rights specified in those ADRs and in the Deposit Agreement.

(iii) The legal entity for the issuance of ADSs filed a registration statement for the ADSs on Form F-6 under the Securities Act of 1933, as amended (the “1933 Act”) (the “ADS Registration Statement”), the Securities and Exchange Commission has declared the ADS Registration Statement effective and, to the best of our knowledge, no stop order suspending the effectiveness of the ADS Registration Statement or any part of it or any amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act; and the ADS Registration Statement, and any amendments thereto, complied as to form, as of their respective effective dates, in all material respects, with the requirements of the 1933 Act and the rules and regulations under that Act.

(iv) The Depositary has full power, authority and legal right to execute and deliver the Deposit Agreement and to perform its obligations thereunder.

ANNEX K - 1